100% Principal Protection Notes
Linked to a Multi-Asset Portfolio

Market Strategies to Complement Traditional Fixed Income Investments

JPMorgan Chase & Co.

You should rely only on the information contained in the relevant terms supplement, this product supplement, prospectus supplement or prospectus. We have not authorized anyone to provide information different from that contained in the relevant terms supplement, this product supplement, prospectus supplement or prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in the relevant terms supplement, this product supplement, prospectus supplement or prospectus is accurate only as of the date of the relevant terms supplement, this product supplement, prospectus supplement or prospectus regardless of the time of delivery of the relevant terms supplement or any sale of our securities.

TABLE OF CONTENTS

Product Supplement

Prospectus Supplement

Prospectus

Product supplement no. UBS-1-II	Registration Statement No. 333-130051
To prospectus dated December 1, 2005 and	Dated August 27, 2008
prospectus supplement dated October 12, 2006	Rule 424(b)(2)

JPMorgan Chase & Co.
100% Principal Protection Notes Linked to a Multi-Asset Portfolio

General

  JPMorgan Chase & Co. may offer and sell 100% principal protection notes (which we refer to as the “notes”) linked to a portfolio comprised of two or more asset classes, from time to time. This product supplement no. UBS-1-II describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements. A separate index supplement may describe any index or asset class not described in this product supplement and to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a Multi-Asset Portfolio consisting of two or more asset classes, as described below.
  Full principal protection if the notes are held to maturity.
  Unless otherwise specified in the relevant terms supplement, the return on the notes, if any, will depend on the Multi-Asset Portfolio Return, the Participation Rate, and whether the notes are subject to any Minimum Return or Maximum Return as set forth in the relevant terms supplement.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-116.
  Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Multi-Asset Portfolio, or any of the components of the Asset Classes or any other instrument linked to any component of the Asset Classes.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Multi-Asset Portfolio:

A portfolio of two or more Asset Classes as specified in the relevant terms supplement (the “Multi-Asset Portfolio”). We refer to each of the Asset Classes included in the Multi- Asset Portfolio as an “Asset Class” and collectively as the “Asset Classes.”

Principal Protection:	100%

(continued on next page)

Investing in the 100% Principal Protection Notes involves a number of risks. See “Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. UBS-1-II, the accompanying prospectus supplement and prospectus, any related index supplement, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

UBS Investment Bank	JPMorgan

August 27, 2008

Participation Rate:

The relevant terms supplement will specify the rate at which you will participate (the “Participation Rate”) in the performance of the Multi-Asset Portfolio (the “Multi-Asset Portfolio Return”). The actual Participation Rate may be set on the date on which an offering of the notes is priced (the “Trade Date”).

Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the performance of the Multi-Asset Portfolio as described below:

If the Multi-Asset Portfolio Return is positive, and subject to any applicable Maximum Return, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Multi-Asset Portfolio Return x Participation Rate)

If the Multi-Asset Portfolio Return is zero or negative, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + the Minimum Return (if applicable)

Minimum Return:	If applicable, then the payment at maturity will equal $10 plus the amount specified as the Minimum Return as specified in the relevant terms supplement.

Maximum Return:	If applicable, then the payment at maturity will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.

Multi-Asset Portfolio Return:	Unless otherwise specified in the relevant terms supplement: Portfolio Ending Level – Portfolio Starting Level Portfolio Starting Level

Portfolio Starting Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the Trade Date or such other date as specified in the relevant terms supplement, or the final Initial Averaging Date, if applicable.

Portfolio Ending Level:

Unless otherwise specified in the relevant terms supplement, the Portfolio Ending Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or on the final Ending Averaging Date will be calculated as follows:

100 x [1 + sum of (Asset Class Return of each Asset Class x Asset Class Weighting of such Asset Class)]

The relevant terms supplement will specify the weight of each Asset Class in the Multi- Asset Portfolio, which will be fixed for the term of the notes. The Multi-Asset Portfolio may consist of fewer than all three Asset Classes, in which case the weight of each Asset Class not included in the Multi-Asset Portfolio will be deemed to be 0%.

Asset Classes:

(i) A weighted basket of one or more commodity indices (the “Commodity Index Basket”), where we refer to each of the indices included in the Commodity Index Basket as a “Commodity Index” and collectively as the “Commodity Indices” (ii) a weighted basket of one or more equity indices (the “Global Equity Index Basket”), where we refer to each of the indices included in the Global Equity Index Basket as an “Equity Index” and collectively as the “Equity Indices” and (iii) the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars (the “Global Bond Index”).

Asset Class Return:

Unless otherwise specified in the relevant terms supplement, with respect to each Asset Class, the “Asset Class Return” refers to the Commodity Index Basket Return, the Global Equity Index Basket Return and the Global Bond Index Return, as applicable, and each calculated as set forth herein.

Asset Class Weighting:

With respect to each Asset Class, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Asset Class Weightings for all Asset Classes will equal 100% or 1, as applicable.

Index Starting Level:

Unless otherwise specified in the relevant terms supplement, with respect to each Asset Class, the “Index Starting Level” refers to the Commodity Index Basket Starting Level, the Global Equity Index Basket Starting Level and the Global Bond Index Starting Level, as applicable, and each calculated as set forth herein.

Commodity Index Basket
Starting Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement, or if the Commodity Index Basket consists of a single Commodity Index, the official closing level of such Commodity Index on the pricing date, or such other date or dates as specified in the relevant terms supplement or the arithmetic average of the closing levels on the Initial Averaging Dates.

Global Equity Index Basket
Starting Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement, or if the Global Equity Index Basket consists of a single Equity Index, the official closing level of such Equity Index on the pricing date, or such other date or dates as specified in the relevant terms supplement or the arithmetic average of the closing levels on the Initial Averaging Dates.

Global Bond Index Starting
Level:

Unless otherwise specified in the relevant terms supplement, with respect to the Global Bond Index, the Global Bond Index Closing Level for the Global Bond Index on the Trade Date or such other date as specified in the relevant terms supplement; or the arithmetic average of the Global Bond Index closing levels for the Global Bond Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Index Closing Level:

Unless otherwise specified in the relevant terms supplement, with respect to each Asset Class, the “Index Closing Level” refers to the Commodity Index Basket Closing Level, the Global Equity Index Basket Closing Level and the Global Bond Index Closing Level, as applicable, and each calculated as set forth herein.

Index Ending Level:

Unless otherwise specified in the relevant terms supplement, with respect to each Asset Class, the “Index Ending Level” refers to the Commodity Index Basket Ending Level, the Global Equity Index Basket Ending Level and the Global Bond Index Ending Level, as applicable, and each calculated as set forth herein.

Commodity Index Basket
Ending Level:

The Commodity Index Basket Closing Level on the Final Valuation Date or on the final Ending Averaging Date or such other date or dates as specified in the relevant terms supplement or, if the Commodity Index Basket consists of a single Commodity Index, the official closing level of such Commodity Index on the Final Valuation Date, or an arithmetic average of the closing levels of such Commodity Index on the Ending Averaging Dates.

Global Equity Index Basket
Ending Level:

The Global Equity Index Basket Closing Level on the Final Valuation Date or on the final Ending Averaging Date or such other date or dates as specified in the relevant terms supplement or, if the Global Equity Index Basket consists of a single Equity Index, the official closing level of such Equity Index on the Final Valuation Date, or an arithmetic average of the closing levels of such Equity Index on the Ending Averaging Dates.

Global Bond Index Ending
Level:

The Global Bond Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Global Bond Index Closing Levels on each of the Ending Averaging Dates.

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to the impact of certain market disruption events and as described under “Description of Notes — Payment at Maturity” and “General Terms of Notes — Market Disruption Event.”

Portfolio Valuation Date(s):

The Index Ending Levels of each of the Asset Classes will be calculated on a single date, which we refer to as the Final Valuation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Portfolio Valuation Dates in this product supplement. Any Portfolio Valuation Date is subject to the impact of certain market disruption events and as described under “Description of Notes — Payment at Maturity” and “General Terms of Notes — Market Disruption Event.”

Issue Price: Trade Date: Settlement Date: Maturity Date:

Unless otherwise specified in the relevant terms supplement, $10 per note.

As specified in the relevant terms supplement.

As specified in the relevant terms supplement.

As specified in the relevant terms supplement. The maturity date of the notes is subject to the impact of certain market disruption events and as described under “Description of Notes — Payment at Maturity” and “General Terms of Notes — Consequences of a Hedging Disruption Event.”

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related index supplement, this product supplement no. UBS-1-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related index supplement, and this product supplement no. UBS-1-II and with respect to JPMorgan Chase & Co. This product supplement no. UBS-1-II, together with the relevant terms supplement, any related index supplement, and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or, any written materials prepared by any Agent (as defined in “Underwriting”), including UBS Financial Services Inc. The information in the relevant terms supplement, any related index supplement, this product supplement no. UBS-1-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. UBS-1-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related index supplement, this product supplement no. UBS-1-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. UBS-1-II, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. A separate index supplement will describe any index not described in this product supplement and to which the notes are linked. Capitalized terms used but not defined in this product supplement no. UBS-1-II have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $10 principal amount of our 100% Principal Protection Notes Linked to a Multi-Asset Portfolio.

General

     The 100% Principal Protection Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a Multi-Asset Portfolio comprised of three asset classes (each an “Asset Class” and collectively, the “Asset Classes”) as specified in the relevant terms supplement. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement as well as any related index supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     Unless otherwise specified in the relevant terms supplement, the notes do not pay interest or a fixed amount at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Multi-Asset Portfolio over the term of the notes, calculated in accordance with the formula as set forth below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $10 (plus the Minimum Return, if applicable) for each $10 principal amount note.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $10 and integral multiples thereof with a minimum investment of $1,000 (or 100 notes), unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $10, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. UBS-1-II and any related index supplement. The terms described in that terms supplement will supplement those described herein and in any related index supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to postponement if such day is not a business day or if the final Portfolio Valuation Date is postponed as described below. We will specify, in each case if applicable, the Participation Rate, Minimum Return,

Maximum Return and the applicable terms of any such payment terms in the relevant terms supplement.

     Your return on the notes will be linked to a Multi-Asset Portfolio consisting of two or more asset classes (each an “Asset Class” and collectively, the “Asset Classes”) as specified in the relevant terms supplement, during the term of the notes.

     Unless otherwise specified in the relevant terms supplement, the payment you will receive at maturity is based on the performance of the Multi-Asset Portfolio as described below:

  If the Multi-Asset Portfolio Return is positive, and subject to any applicable Maximum Return, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Multi-Asset Portfolio Return x Participation Rate)

  If the Multi-Asset Portfolio Return is zero or negative, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 (your initial investment) + the Minimum Return (if applicable)

     The “Participation Rate” is the rate at which you participate in the performance of the Multi-Asset Portfolio and will be a percentage specified in the relevant terms supplement.

     The “Minimum Return” will be a fixed dollar amount per $10 principal amount note as specified in the relevant terms supplement.

     The “Maximum Return” will be a fixed dollar amount per $10 principal amount note as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the ‘‘Multi-Asset Portfolio Return,’’ as calculated by the calculation agent, is the percentage change in the Portfolio level, calculated by comparing the Portfolio Ending Level to the Portfolio Starting Level. The relevant terms supplement will specify the Portfolio Starting Level and the manner in which the Portfolio Ending Level will be determined. The “Multi-Asset Portfolio Return,” unless otherwise specified in the relevant terms supplement, is calculated as follows:

Portfolio Ending Level – Portfolio Starting Level
Portfolio Starting Level

     Unless otherwise specified in the relevant terms supplement, the “Portfolio Starting Level” will be set equal to 100 on the Trade Date or the final Initial Averaging Date, if applicable, or on such other date as specified in the relevant terms supplement.

     The “Initial Averaging Date(s)” will be specified in the relevant terms supplement and any such date is subject to postponement as described below.

     If an Initial Averaging Date is not a Trading Day or if there is a market disruption event on such day for one or more, but not necessarily all, Commodity Indices:

  with respect to each Commodity Index for which such day is a Trading Day and for which a market disruption event has not occurred, the Calculation Agent will determine the closing level of such Commodity Index for use in calculating the Commodity Index Starting Level by reference to the closing level of such Commodity Index on that trading day; and

  with respect to each Commodity Index for which such day is not a Trading Day or for which a market disruption event has occurred, the applicable Initial Averaging Date will be the immediately succeeding Trading Day during which no market disruption event for such Commodity Index shall have occurred or be continuing; provided, however, that in no event will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a Trading Day, or there is a market disruption event on such tenth business day, the Calculation Agent will determine the Commodity Index Closing Level for such date in accordance with the formula for and method of calculating such Commodity Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each futures contract most recently constituting such Commodity Index.

     If an Initial Averaging Date is not a Trading Day or if there is a market disruption event on such day for one or more, but not necessarily all, Equity Indices:

  with respect to each Equity Index for which such day is a Trading Day and for which a market disruption event has not occurred, the Calculation Agent will determine the closing level of such Equity Index for use in calculating the Equity Index Starting Level by reference to the closing level of such Equity Index on that Trading Day; and

  with respect to each Equity Index for which such day is not a Trading Day or for which a market disruption event has occurred, the applicable Initial Averaging Date will be the immediately succeeding Trading Day during which no market disruption event for such Equity Index shall have occurred or be continuing; provided, however, that in no event will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a Trading Day, or there is a market disruption event on such tenth business day, the Calculation Agent will determine the Equity Index Closing Level for such date in accordance with the formula for and method of calculating such Equity Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Equity Index.

     If an Initial Averaging Date is not a Trading Day or if there is a market disruption event such day with respect to the Global Bond Index:

  the applicable Initial Averaging Date will be the immediately succeeding Trading Day during which no market disruption event for such shall have occurred or be continuing; provided, however, that in no event will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or there is a market disruption event on such tenth business day, the Calculation Agent will determine the Global Bond Index Closing Level for such date in accordance with the formula for and method of calculating such Global Bond Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each government bond most recently constituting the Global Bond Index.

     Unless otherwise specified in the relevant terms supplement, the Portfolio Ending Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or on the final Ending Averaging Date will be calculated as follows:

100 x [1 + sum of (Asset Class Return of each Asset Class x Asset Class Weighting of such Asset Class)]

     Unless otherwise specified in the relevant terms supplement, with respect to each Asset Class, the “Asset Class Return” refers to the Commodity Index Basket Return, the Global Equity Index Basket Return and the Global Bond Index Return, as applicable, and each calculated as set forth herein.

     With respect to each Asset Class, the “Asset Class Weighting” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Asset Class Weightings for all Asset Classes will equal 100% or 1, as applicable.

     The Portfolio Valuation Date(s), which will be either a single date, which we refer to as the “Final Valuation Date”, or several dates, each of which we refer to as an “Ending Averaging Date”, will be specified in the relevant terms supplement and any such date is subject to postponement as described below.

     If a Portfolio Valuation Date is not a Trading Day or if there is a market disruption event on such day for one or more, but not necessarily all, Commodity Indices:

  with respect to each Commodity Index for which such day is a Trading Day and for which a market disruption event has not occurred, the Calculation Agent will determine the closing level of such Commodity Index for use in calculating the Commodity Index Ending Level by reference to the closing level of such Commodity Index on that trading day; and

  with respect to each Commodity Index for which such day is not a Trading Day or for which a market disruption event has occurred, the applicable Portfolio Valuation Date will be the immediately succeeding Trading Day during which no market disruption event for such Commodity Index shall have occurred or be continuing; provided, however, that in no event will any Portfolio Valuation Date be postponed more than ten business days following the date originally scheduled to be such Portfolio Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Portfolio Valuation Date is not a Trading Day, or there is a market disruption event on such tenth business day, the Calculation Agent will determine the Commodity Index Closing Level for such date in accordance with the formula for and method of calculating such Commodity Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business of each futures contract most recently constituting such Commodity Index.

     If a Portfolio Valuation Date is not a Trading Day or if there is a market disruption event on such day for one or more, but not necessarily all, Equity Indices:

  with respect to each Equity Index for which such day is a Trading Day and for which a market disruption event has not occurred, the Calculation Agent will determine the closing level of such Equity Index for use in calculating the Equity Index Ending Level by reference to the closing level of such Equity Index on that Trading Day; and

  with respect to each Equity Index for which such day is not a Trading Day or for which a market disruption event has occurred, the applicable Portfolio Valuation Date will be the immediately succeeding Trading Day during which no market disruption event for such Equity Index shall have occurred or be continuing; provided, however, that in no event will any Portfolio Valuation Date be postponed more than ten business days following the date originally scheduled to be such Portfolio Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Portfolio Valuation Date is not a Trading Day, or there is a market disruption event on such tenth business day, the Calculation Agent will determine the Equity Index Closing Level for such date in accordance with the formula for and method of calculating such Equity Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Equity Index.

     If a Portfolio Valuation Date is not a Trading Day or if there is a market disruption event on such day with respect to the Global Bond Index:

  the applicable Portfolio Valuation Date will be the immediately succeeding Trading Day during which no market disruption event for such shall have occurred or be continuing; provided, however, that in no event will any Portfolio Valuation Date be postponed more than ten business days following the date originally scheduled to be such Portfolio Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Portfolio Valuation Date is not a trading day, or there is a market disruption event on such tenth business day, the Calculation Agent will determine the Global Bond Index Closing Level for such date in accordance with the formula for and method of calculating such Global Bond Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each government bond most recently constituting the Global Bond Index.

     A “Trading Day”, unless otherwise specified in the relevant terms supplement, means:

  with respect to each Commodity Index, a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the Commodity Index or any Commodity Basket successor index and (ii) futures contracts constituting more than 80% of the value of the Commodity Index or such Commodity Basket successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of the Commodity Basket Index or such Commodity Basket successor index.

  with respect to each Equity Index, a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying an Equity Index or the relevant successor index, if applicable, and (ii) the exchanges on which futures or options contracts related to such Equity Index or the relevant successor index, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

  with respect to the Global Bond Index, a day, as determined by the Calculation Agent, on which the Global Bond Index or any Bond successor index is calculated and published.

     The "Trade Date" is the day on which we price the notes for initial sale to the public and will be specified in the relevant terms supplement.

     The "Settlement Date" is the day on which we issue the notes for initial delivery to investors and will be specified in the relevant terms supplement.

     The relevant terms supplement will specify the Trade Date, or the Initial Averaging Dates, if applicable, the Settlement Date and the Final Valuation Date, or the Ending Averaging Dates, if applicable, as well as the respective terms of each offering of the notes, including the Portfolio Starting Level, Commodity Index Basket Starting Level, the Global Equity Index Basket Starting Level and the Global Bond Index Starting Level.

     The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Portfolio Valuation Date, is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Portfolio Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes—Market Disruption Events.”

     Commodity Index

     Unless otherwise specified in the relevant terms supplement, the “Commodity Index Basket Return,” as calculated by the Calculation Agent, is the percentage change in the value of the Commodity Index Basket calculated by comparing the Commodity Index Basket Ending Level to the Commodity Index Basket Starting Level. The relevant terms supplement will specify the manner in which the Commodity Index Basket Ending Level will be determined. The Commodity Index Basket Return, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Commodity Index Basket Ending Level – Commodity Index Basket Starting Level
Commodity Index Basket Starting Level

     Unless otherwise specified in the relevant terms supplement, the “Commodity Index Basket Starting Level” will be set equal to 100 on the Trade Date, or the last Initial Averaging Date, if applicable, or on such other date or dates as specified in the relevant terms supplement, or if the Commodity Index Basket consists of a single Commodity Index, the official closing level of such Commodity Index on the pricing date, or such other date or dates as specified in the relevant terms supplement or the arithmetic average of the closing levels on the Initial Averaging Dates.

     The “Commodity Index Basket Ending Level” will be equal to the Commodity Index Basket Closing Level on the Final Valuation Date or on the final Ending Averaging Date or such other date or dates as specified in the relevant terms supplement or, if the Commodity Index Basket consists of a single Commodity Index, the official closing level of such Commodity Index on the Final Valuation Date, or an arithmetic average of the closing levels of such Commodity Index on the Ending Averaging Dates.

     Unless otherwise specified in the relevant terms supplement, the “Commodity Index Basket Closing Level” will be calculated as follows:

     100 x [1 + ((Commodity Index Return1 x Commodity Index Return Weighting1) + (Commodity Index Return2 x Commodity Index Return Weighting2) + . . . + (Commodity Index ReturnN x Commodity Index Return WeightingN)], where N is the number of Commodity Indices. In certain cases, only one Commodity Index may comprise the entire Commodity Index Basket. If there is only one Commodity Index, that index will be weighted as 100% of the Commodity Index Basket.

     Unless otherwise specified in the relevant terms supplement, the “Commodity Index Return,” as calculated by the Calculation Agent, is the percentage change in the Commodity Index Closing Level for the relevant Commodity Index calculated by comparing the Commodity Index Closing Level on the Final Valuation Date, or the arithmetic average of the Commodity Index Closing Level on each of the Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement to the Commodity Index Closing Level on the Trade Date, or the arithmetic average of the Commodity Index Closing Level on each of the Initial Averaging Dates, or such other date or dates specified in the relevant terms supplement.

     The “Commodity Index Return” for the relevant Commodity Index on any Trading Day, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Commodity Index Ending Level – Commodity Index Starting Level
Commodity Index Starting Level

     The “Commodity Index Starting Level” for the relevant Commodity Index will be the Commodity Index Closing Level on the Trade Date, or the arithmetic average of the Commodity Index Closing Levels on each of the Initial Averaging Dates or such other date or dates as specified in the relevant terms supplement.

     The “Commodity Index Ending Level” will be the Commodity Index Closing Level on the Final Valuation Date or the arithmetic average of the Commodity Index Closing Levels on each of the Ending Averaging Dates as specified in the relevant terms supplement.

     With respect to each Commodity Index, the “Commodity Index Closing Level” on any Trading Day will equal the official closing level of such Commodity Index or any successor index thereto published following the regular official weekday close of trading for such Commodity Index on that Trading Day. In certain circumstances, the “Commodity Index Closing Level” will be based on the alternate calculation of such Commodity Index described under “General Terms of Notes — Discontinuation of a Commodity Index; Alteration of Method of Calculation.”

     Global Equity Index Basket

     Unless otherwise specified in the relevant terms supplement, the “Global Equity Index Basket Return,” as calculated by the Calculation Agent, is the percentage change in the value of the Global Equity Index Basket calculated by comparing the Global Equity Index Basket Ending Level to the Global Equity Index Basket Starting Level. The Global Equity Index Basket Return, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Global Equity Index Basket Ending Level – Global Equity Index Basket Starting Level
Global Equity Index Basket Starting Level

     Unless otherwise specified in the relevant terms supplement, the “Global Equity Index Basket Starting Level” will be set equal to 100 on the Trade Date, or the last Initial Averaging Date, if applicable, or on such other date or dates as specified in the relevant terms supplement, or if the Global Equity Index Basket consists of a single Equity Index, the official closing level of such Equity Index on the pricing date, or such other date or dates as specified in the relevant terms supplement or the arithmetic average of the closing levels on the Initial Averaging Dates.

     The “Global Equity Index Basket Ending Level” will be equal to the Global Equity Index Basket Closing Level on the Final Valuation Date or on the final Ending Averaging Date or such other date or dates as specified in the relevant terms supplement or, if the Global Equity Index Basket consists of a single Equity Index, the official closing level of such Equity Index on the Final Valuation Date, or an arithmetic average of the closing levels of such Equity Index on the Ending Averaging Dates.

     Unless otherwise specified in the relevant terms supplement, the “Global Equity Index Basket Closing Level” will be calculated as follows:

     100 x [1 + ((Equity Index Return1 x Equity Index Return Weighting1) + (Equity Index Return2 x Equity Index Return Weighting2) + . . . + (Equity Index ReturnN x Equity Index Return WeightingN)], where N is the number of Equity Indices. In certain cases, only one Equity Index may comprise the entire Global Equity Index Basket. If there is only one Equity Index, that index will be weighted as 100% of the Global Equity Index Basket.

     Unless otherwise specified in the relevant terms supplement, the “Equity Index Return,” as calculated by the Calculation Agent, is the percentage change in the Equity Index Closing Level for the relevant Equity Index calculated by comparing the Equity Index Closing Level on the Final Valuation Date, or the arithmetic average of the Equity Index Closing Level on each of the Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement to the Equity Index Closing Level on the Trade Date, or the arithmetic average of the Equity Index Closing Level on each of the Initial Averaging Dates, or such other date or dates specified in the relevant terms supplement.

     The “Equity Index Return” for the relevant Equity Index on any Equity Trading Day, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Equity Index Ending Level – Equity Index Starting Level
Equity Index Starting Level

     The “Equity Index Starting Level” for the relevant Equity Index will be the Equity Index Closing Level on the Trade Date, or the arithmetic average of the Equity Index Closing Levels on each of the Initial Averaging Dates or such other date or dates as specified in the relevant terms supplement.

     The “Equity Index Ending Level” will be the Equity Index Closing Level on the Equity Basket Final Valuation Date or the arithmetic average of the Equity Index Closing Levels on each of the Ending Averaging Dates as specified in the relevant terms supplement.

     With respect to each Equity Index, the “Equity Index Closing Level” on any Trading Day will equal the official closing level of such Equity Index or any successor index thereto published following the regular official weekday close of trading for such Equity Index on that Trading Day. In certain circumstances, the “Equity Index Closing Level” will be based on the alternate calculation of such Equity Index described under “General Terms of Notes — Discontinuation of an Equity Index; Alteration of Method of Calculation.”

     Global Bond Index

     Unless otherwise specified in the relevant terms supplement, the “Global Bond Index Return,” as calculated by the Calculation Agent, is the percentage change in the Global Bond Index Closing Level calculated by comparing the Global Bond Index Ending Level to the Global Bond Index Starting Level. The Global Bond Index Return, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Global Bond Index Ending Level – Global Bond Index Starting Level
Global Bond Index Starting Level

     The “Global Bond Index Starting Level” will be Global Bond Index Closing Level on the Trade Date, or the arithmetic average of the Global Bond Index Closing Levels on each of the Index Averaging Dates, if applicable, or such other date or dates specified in the relevant terms supplement.

     The “Global Bond Index Ending Level” will be the Global Bond Index Closing Level on the Final Valuation Date, or the arithmetic average of the Global Bond Index Closing Levels on each of the Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement.

     The “Global Bond Index Closing Level” on any Trading Day will equal either (a) the closing level of the Global Bond Index or any Bond successor index on the applicable Trading Day (as described under “The JPMorgan GBI Global Bond Total Return Index — Calculations”) or (b) the closing level of the Bond successor index or alternative calculation of the Global Bond Index (as described under “General Terms of Notes — Discontinuation of the Global Bond Index; Alteration of Method of Calculation”) at the regular official weekday close of the relevant exchange or market of the Global Bond Index or Bond successor index last to close on the applicable Trading Day.

     The postponement of the maturity date for one offering of the notes will not affect the maturity date for any other offering of the notes.

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return on principal prior to maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Multi-Asset Portfolio, or any of the Asset Classes, or any of the component securities, indices, bonds or futures contracts underlying the Asset Classes. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes differ from conventional debt securities.

     The notes combine features of equity and debt. The terms of the notes differ from those of conventional debt securities in that we will not pay interest on the notes. The amount payable at maturity will be determined pursuant to the terms described in this product supplement no. UBS-1-II and the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the applicable principal amount of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The notes may not pay more than the applicable principal amount at maturity (plus the Minimum Return, if any).

     If the Portfolio Ending Level is less than, or equal to the Portfolio Starting Level, you will receive, unless otherwise specified in the relevant terms supplement, $10 (plus the Minimum Return, if any) for each $10 principal amount note you hold at maturity. This will be true even if the value of the Multi-Asset Portfolio was higher than the Portfolio Starting Level at some time during the life of the notes but later fell below the Portfolio Starting Level. Because the notes will accrue no interest, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity. This return may not fully compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The value of the Index Starting Level for the Asset Classes may be determined after the Settlement Date of the notes.

     If so specified in the relevant terms supplement, the Index Starting Level for the Asset Classes will be determined based on the arithmetic average of the Index Closing Levels of the Asset Classes on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the Settlement Date of the notes; as a result, the Index Starting Level for the Asset Classes may not be determined, and you may therefore not know such value, until after the Settlement Date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the Settlement Date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Index Starting Levels for the Asset Classes. The Index Starting Level for the Asset Classes will be used in the calculation of the Asset Class Returns for the various Asset Classes, and the Asset Class Returns will be used in calculating the Multi-Asset Portfolio Return and the payment at maturity. If there are any increases in the Index Closing Levels for the Asset Classes on the Initial Averaging Dates that occur after the Settlement Date and such increases result in the starting level for one or more of the Asset Classes being higher than the Index Closing Level of such Asset Class (or Classes) on the Settlement Date, this may establish higher levels that the Asset Classes must achieve for you to receive at maturity more than the applicable principal amount of your notes.

The Portfolio Ending Level may be less than the Portfolio Ending Level at the maturity date of the notes or at other times during the term of the notes.

     Because the Portfolio Ending Level may be calculated based on the Portfolio Ending Levels on one or more Portfolio Valuation Dates near the end of the term of the notes, the level of the Multi-Asset Portfolio at various other times during the term of the notes could be higher than the Portfolio Ending Level. This difference could be particularly large if there is a significant increase in the level of the Multi-Asset Portfolio after the Portfolio Valuation Dates, if there is a significant decrease in the level of the Multi-Asset Portfolio during the latter portion of the term of the notes or if there is significant volatility in the Multi-Asset Portfolio level during the term of the notes (especially on dates near the Portfolio Valuation Date(s)). For example, when the Portfolio Valuation Date for the notes is near the end of the term of the notes, then if Multi-Asset Portfolio levels steadily increase or remain relatively constant during the initial term of the notes and then decreases below the Portfolio Starting Level, the Portfolio Ending Level may be significantly less than if it were calculated on a date earlier than the Portfolio Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Asset Classes, component stocks, futures contracts and bonds of the Asset Classes or contracts related to the Asset Classes.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

     If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $10 principal amount note specified in the relevant terms supplement as the Maximum Return. The payment at maturity per $10 principal amount not will equal not more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the payment at maturity per $10 principal amount note calculated with reference to the Multi-Asset Portfolio Return and the Participation Rate would be greater than the Maximum Return.

The Asset Classes may not be equally weighed.

     The Multi-Asset Portfolio is composed of two or more Asset Classes, each of which may have a different weight in determining the value of the Multi-Asset Portfolio, depending on the Asset Class Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Multi-Asset Portfolio is composed of the Commodity Index Basket, the Global Equity Index Basket and the Global Bond Index, and that their Asset Class Weightings are 20%, 30% and 50%, respectively. One consequence of such an unequal weighting is that the same percentage change in two of the Asset Classes may have different effects on the Portfolio Ending Level. In the example above, since the Asset Class Weighting for the Global Bond Index is greater than the Asset Class Weighting for the Commodity Index Basket, a 5% decrease in the Global Bond Index will have a greater effect on the Portfolio Ending Level than a 5% decrease in the Commodity Index Basket.

Changes in the value of the Asset Classes or of the components of an Asset Class may offset each other.

     Since the notes are linked to the performance of two or more Asset Classes, price movements between Asset Classes or between the components of an Asset Class that has more than one component may not correlate with each other. At a time when the value of an Asset Class or a component of an Asset Class increase, the value of other Asset Classes or other components of the same Asset Class may not increase as much or may decline. Therefore, in calculating the Multi-Asset Portfolio Return, increases in the value of some of the Asset Classes or components may be moderated, or more than offset, by lesser increases or declines in the level of the other Asset Classes or other components.

If the Participation Rate is less than 100%, the payment at maturity will be limited by the Participation Rate.

     If the Participation Rate is less than 100% and the Portfolio Ending Level exceeds the Portfolio Starting Level, the payment you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Multi-Asset Portfolio Return. Under these circumstances, the payment you receive at maturity will not fully reflect the performance of the Multi-Asset Portfolio.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Multi-Asset Portfolio has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the components of each Asset Class on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the components of each Asset Class. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the components of the Asset Classes;

  the time to maturity of the notes;

  changes in correlation (the extent to which the individual components of each Asset Class as well as the Asset Classes themselves increase or decrease in value to the same degree at the same time) between individual components of each Asset Class as well as the Asset Classes themselves;

  suspension or disruption of market trading in any or all of the commodities that compose a Commodity Index, the stock markets of the securities that compose each Equity Index and the government bonds that compose the Global Bond Index;

  the market price of the physical commodities upon which the futures contracts that compose a Commodity Index are based (the “Index Commodities”) or the exchange-traded futures contracts on the Index Commodities;

  interest and yield rates in the market generally as well as in each of the markets of the securities or Indices composing the Asset Classes;

  developments in the real estate market;

  economic, financial, political, regulatory, geographical, agricultural, meteorological, or judicial events that affect the stocks composing the Equity Indices or stock markets generally, or the commodities underlying a Commodity Index or commodities markets generally, or the governments and the government bonds comprising the Global Bond Index and which may affect the Multi-Asset Portfolio Return;

  the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the stocks composing each of the Equity Indices are traded, and the correlation between those rates and the levels of the the Dow Jones EURO STOXX 50® Index, the Hang Seng® Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, the MSCI Singapore Index, the MSCI Taiwan Index, the Nikkei 225 Index, the S&P® /ASX
  200 Index and the Swiss Market Index® ;

  the market price of the government bonds comprising the Global Bond Index; and

  the creditworthiness of the governments issuing the government bonds comprising the Global Bond Index, including actual or anticipated downgrades in their credit ratings; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

     You cannot predict the future performance of any or all of the Asset Classes based on their historical performance. The Portfolio Ending Level may be flat or negative as compared to the Portfolio Starting Level, in which event you will only receive the principal amount of your notes at maturity unless the relevant terms supplement provides for a Minimum Return.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

     J.P. Morgan Securities Inc. and other affiliates of ours trade the components underlying the Asset Classes and other financial instruments related to the Asset Classes and their component securities on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one or more of the Asset Classes or their underlying components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Asset Classes and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are included in one or more of the Equity Indices, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about companies the equity securities of which are included in one or more of the Equity Indices. Any prospective purchaser of notes should undertake an independent investigation of each company the equity securities of which are included in one or more of the Equity Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies the equity securities of which are included in the Equity Indices or future price movements of the equity securities underlying the Equity Indices.

     In the course of our business, we or our affiliates may acquire non public information about a Commodity Index, the futures contracts underlying a Commodity Index and the Index Commodities, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about a Commodity Index, the Index Commodities or the Designated Contracts. Any prospective purchaser of notes should undertake an independent investigation of a Commodity Index, the futures contracts underlying such Commodity Index, the Index Commodities and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     In the course of our business, we or our affiliates may acquire non public information about the Global Bond Index, the government bonds underlying the Global Bond Index, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Global Bond Index and the government bonds underlying the Global Bond Index. Any prospective purchaser of notes should undertake an independent investigation of the Global Bond Index and the government bonds underlying the Global Bond Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of one or more of the Asset Classes or the underlying components of the Equity Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities composing a foreign Equity Index are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the Index closing levels of that foreign Equity Index, could affect the Index closing levels of that foreign Equity Index and, accordingly, if the Portfolio includes a foreign Equity Index the value of the notes.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the Portfolio includes a foreign Equity Index, any prospective purchaser of notes should undertake an independent investigation of the currencies in which equity securities composing that foreign Equity Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Index Starting Level and Index Closing Level for each of the Asset Classes, the Portfolio Starting Level, the Portfolio Ending Level, the Multi-Asset Portfolio Return, the payment at maturity, the closing level of each Asset Class on the Trade Date, or each Initial Averaging Date, if applicable, and the Portfolio Ending Level on any Portfolio Valuation Date. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any of the Asset Classes have been discontinued, the amount payable to you in the event of an early acceleration as a result of a hedging disruption event, and whether there has been a material change in the method of calculation of any of the Asset Classes. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

JPMSI, UBS, and their affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of each of the Asset Classes or the individual components included in such Asset Classes, and therefore the market value of the Notes.

     JPMSI, UBS and their affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. JPMSI, UBS and their affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Notes. Any research, opinions or recommendations expressed by JPMSI, UBS or their affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the applicable Asset Classes and the individual components of the Asset Classes to which the Notes are linked.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Portfolio Ending Level or the Multi-Asset Portfolio Return on the Portfolio Valuation Date(s), or the Index Closing Level of an Asset Class on the Trade Date or any Initial Averaging Dates and calculating payment at maturity. Market disruptions might also prevent the calculation agent from properly valuing the closing level of an Asset Class on the Trade Date or one of the Initial Averaging Dates, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more Portfolio Valuation Date(s), Trade Date or Initial Averaging Dates, if applicable, and the maturity date will be postponed and your return will be adversely affected. In addition, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes, we have the right, but not the obligation, to accelerate the payment on your notes and pay you an amount, which will be no less than the principal amount of your notes, determined in good faith in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, you may not be able to reinvest your money in a comparable investment. See “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Hedging Disruption Event.”

Significant aspects of the tax treatment of the Notes are uncertain.

     Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal

Revenue Service or a court may not agree with the tax treatment described in this product supplement no. UBS-1-II or the relevant term supplement. Please review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. UBS-1-II. You should consult your tax adviser about your own tax situation.

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

     Generally, if the term of the notes is not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. UBS-1-II and consult your tax adviser regarding your particular circumstances.

Generally, if the term of the notes is more than one year, the notes will be contingent payment debt instruments for U.S. federal income tax purposes.

     Generally, if the term of the notes is more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a “comparable yield,” even though we may not make any payments with respect to the notes until maturity. Interest included in income will increase your basis in the notes and the projected amount of stated interest, if any, will reduce your basis in the notes. Generally, amounts received at maturity or upon an earlier sale or disposition in excess of your basis will be treated as additional interest income while any loss will generally be treated as an ordinary loss to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income) with the balance treated as capital loss, the deductibility of which may be subject to limitations. Losses may be subject to special reporting requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. UBS-1-II and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risk Factors Relating to the Commodity Indices

You will not have rights in the exchange traded futures contracts on the commodities underlying a Commodity Index.

     As an owner of the notes, you will not have rights that holders of exchange traded futures contracts on the commodities underlying a Commodity Index may have.

Owning the notes is not the same as owning the Index Commodities or the futures contracts that compose the Commodity Indices, or certain other commodity related contracts directly.

     The return on your notes will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts that compose the Commodity Indices are based, or exchange traded or over the counter instruments based on any of the Commodity Indices. You will not have any rights that holders of such assets or instruments have.

The Commodity Index Basket Ending Level may be less than the Commodity Index Basket level at other times during the term of the notes.

     Because the Commodity Index Basket Ending Level is calculated based on the Commodity Index Basket Closing Level on one or more Valuation Dates during the term of the notes, the level of the Commodity Index Basket at various other times during the term of the notes could be higher than the Commodity Index Basket Ending Level. This difference could be particularly large if there is a significant increase in the level of the Commodity Index Basket before and/or after the Portfolio Valuation Date(s) or if there is a significant decrease in the level of the Commodity Index Basket around the time of the Portfolio Valuation Date(s) or if there is significant volatility in the Commodity Index Basket level during the term of the notes (especially on dates near the Portfolio Valuation Date(s)). For example, when the Portfolio Valuation Date of the notes is near the end of the term of the notes, then if the level of the Commodity Index Basket increases or remains relatively constant during the initial term of the notes and then decreases below the Commodity Index Basket Starting Level, the Commodity Index Basket Ending Level may be significantly less than if it were calculated on a date earlier than the Portfolio Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Commodity Index Basket, the futures contracts underlying the Commodity Index Basket or the commodities underlying the Commodity Index Basket.

The commodity futures contracts underlying a Commodity Index are subject to legal and regulatory regimes that may affect our ability to hedge our obligations under the notes and/or could lead to the early acceleration of your notes.

     The commodity futures contracts that underlie a Commodity Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could negatively affect the level of such Commodity Index. For example, the United States House of Representatives and the United States Senate are currently considering legislation (the Commodity Markets Transparency and Accountability Act of 2008 and the Stop Excessive Energy Speculation Act of 2008, respectively) intended to decrease speculation and increase transparency in the commodity markets. If enacted the legislation would, among other things, require the CFTC to adopt rules establishing position limits on positions that are not established pursuant to “bona fide” or “legitimate” hedging as defined in the legislation.

     If such restrictions are imposed on market participants, we or our affiliates may be unable to effect transactions necessary to hedge our obligations under the notes, in which case we will have the right, but not the obligation, to accelerate the payment of your notes and pay you an amount determined in good faith in a commercially reasonable manner by the calculation agent, which will be no less than the principal amount of your notes. If payment on your Notes is accelerated, the payment you receive may be less than the payment you would otherwise be entitled to receive at maturity, but in no event less than $10 per $10 Note, and you may not be able to reinvest your money in a comparable investment. If we or our affiliates ourselves become subject to such restrictions, it will be more likely that the payment on your notes will be accelerated.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Commodity Index Basket and, therefore, the value of your notes.

The notes will not be regulated by the Commodity Futures Trading Commission.

     The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Commodity Index calculation disruption events may require an adjustment to the calculation of the Commodity Index Basket.

     At any time during the term of the notes, the daily calculation of a Commodity Index may be adjusted in the event that the sponsor of a Commodity Index (a “Commodity Index Sponsor”) determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of such Commodity Index on that day; the settlement price of any futures contract used in the calculation of such Commodity Index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of such Commodity Index; or, with respect to any futures contract used in the calculation of such Commodity Index that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such Commodity Index calculation disruption event may have an adverse impact on the value of the Commodity Index or the manner in which it is calculated.

A Commodity Index Sponsor may be required to replace a designated contract if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Commodity Indices. Data concerning this Designated Contract will be used to calculate the Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Commodity Index Sponsor to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the Commodity Index.

Regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the value of your notes.

     Futures contracts markets, including those on which the Commodity Indices are based, are subject to extensive statutes, regulations and margin requirements. The Commodities Futures Trading Commission and the commodities exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, some exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market price of the futures contracts. The regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets. The effect of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of note holders.

Commodity prices may change unpredictably, affecting the Commodity Indices levels and the value of your notes in unforeseeable ways.

     Trading in futures contracts associated with the commodities underlying the Commodity Indices (the “Index Commodities”) is speculative and can be extremely volatile. A decrease in the price of any of the commodities upon which the futures contracts that compose the Commodity Indices are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies; agriculture; trade; disease; and technological developments. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Commodity Indices are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

Historical performance of a Commodity Index should not be taken as an indication of the future performance of such Commodity Index during the term of the notes.

     The actual performance of a Commodity Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Commodity Index. As a result, it is impossible to predict whether the level of a Commodity Index will rise or fall.

Higher future prices of the commodity futures contracts constituting the Commodity Indices relative to their current prices may decrease the amount payable at maturity.

     The Commodity Indices are composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Commodity Indices approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the Commodity Indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain Index Commodities, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the Commodity Indices.

The Commodity Index Basket will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

     Because the Commodity Indices are made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Commodity Indices sell the current contracts and then add the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango”, the Commodity Index Basket Return experiences a negative drag when the Commodity Indices sells cheaper contracts, and purchases more expensive contracts. As a result, we expect the Commodity Index Basket will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

Some of the commodities underlying the Commodity Indices will be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity.

We and our affiliates have no affiliation with Commodity Index Sponsors and are not responsible for their public disclosure of information.

     We and our affiliates are not affiliated with Commodity Index Sponsors in any way (except for licensing arrangements discussed below) and have no ability to control Commodity Index Sponsor, including any errors in or discontinuation of disclosure regarding Commodity Index Sponsor’s methods or policies relating to the calculation of a Commodity Index. The Commodity Index Sponsor is under no obligation to continue to calculate the Commodity Index and is not required to calculate any successor index. If the Commodity Index Sponsor discontinues or suspends the calculation of the Commodity Index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The Calculation Agent may designate a successor index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Commodity Index exists, the amount in the Commodity Index Basket attributable to the Commodity Index will be determined by the Calculation Agent in its sole discretion.

If the Commodity Index Basket includes the Dow Jones — AIG Commodity Index Total ReturnSM, the notes are indexed to the Dow Jones — AIG Commodity IndexSM, not the Dow Jones — AIG Commodity Index Total ReturnSM.

     If the Commodity Index Basket includes the Dow Jones — AIG Commodity Index Total ReturnSM, which, as discussed below, reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities constituting the Dow Jones — AIG Commodity IndexSM. In contrast, the Dow Jones — AIG Commodity Index Total ReturnSM is a total return index which, in addition to reflecting such returns, also reflects interest that could be earned on cash collateral invested in 3 month U.S. Treasury bills. Because the notes are linked to the Dow Jones — AIG Commodity IndexSM, the return on the notes will not include the total return feature of the Dow Jones — AIG Commodity Index Total ReturnSM.

If the Commodity Index Basket includes the Dow Jones — AIG Commodity Index Total ReturnSM, risks associated with the Dow Jones — AIG Commodity Index Total ReturnSM may adversely affect the market price of the notes.

     If the Commodity Index Basket includes the Dow Jones — AIG Commodity Index Total ReturnSM, the notes are linked to the Dow Jones — AIG Commodity Index Total ReturnSM which reflects the return on exchange-traded futures contracts on nineteen different physical commodities, and it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Dow Jones — AIG Commodity Index Total ReturnSM will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Dow Jones — AIG Commodity Index Total ReturnSM. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Dow Jones — AIG Commodity Index Total ReturnSM for the following year. However, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Dow Jones — AIG Commodity Index Total ReturnSM are determined each year in June or July and announced in July or August by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Dow Jones — AIG Commodity Index Total ReturnSM and has no obligation to take the needs of any parties to transactions involving the Dow Jones — AIG Commodity Index Total ReturnSM into consideration when reweighting or making any other changes to the Dow Jones — AIG Commodity Index Total ReturnSM. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones — AIG Commodity IndexSM — Diversification Rules,” the Index Commodities underlying the exchange-traded futures contracts included in the Dow Jones — AIG Commodity IndexSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

If the Commodity Index Basket includes the Dow Jones — AIG Commodity Index Total ReturnSM, trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones — AIG Commodity Index Total ReturnSM and the underlying commodities may affect the value of the Dow Jones — AIG Commodity Index Total ReturnSM.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the Index Commodities. AIG-FP and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Dow Jones — AIG Commodity Index Total ReturnSM, the futures contracts underlying the Dow Jones — AIG Commodity Index Total ReturnSM or the Index Commodities. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Dow Jones — AIG Commodity Index Total ReturnSM and related indices, and Dow Jones and AIG-FP and certain of their affiliates may license the Dow Jones — AIG Commodity Index Total ReturnSM for publication or for use by unaffiliated third parties.

     These activities could present conflicts of interest and could affect the value of the Dow Jones — AIG Commodity Index Total ReturnSM. For instance, a market maker in a financial instrument linked to the performance of the Dow Jones — AIG Commodity Index Total ReturnSM may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Dow Jones — AIG Commodity Index Total ReturnSM components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Dow Jones — AIG Commodity Index Total ReturnSM, which in turn may affect the value of the Dow Jones — AIG Commodity Index Total ReturnSM. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

If the Commodity Index Basket includes the Dow Jones – AIG Commodity Index Total ReturnSM, changes that affect the calculation of the Dow Jones – AIG Commodity Index Total ReturnSM will affect the market value of the notes and the amount you will receive at maturity.

     The policies of Dow Jones and AIG-FP concerning the methodology and calculation of the Dow Jones — AIG Commodity Index Total ReturnSM, additions, deletions or substitutions of the Index Commodities or exchange-traded futures contracts on the Index Commodities could affect the Dow

Jones — AIG Commodity Index Total ReturnSM and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and AIG-FP, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Dow Jones — AIG Commodity Index Total ReturnSM, or if Dow Jones and AIG-FP discontinue or suspend calculation or publication of the Dow Jones — AIG Commodity Index Total ReturnSM, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if either the Commodity Index Basket Starting Level or the Commodity Index Basket Closing Level is not available because of a market disruption event or for any other reason, the calculation agent – which will be JPMSI, an affiliate of ours – will make a good faith estimate in its sole discretion of the Dow Jones — AIG Commodity Index Total ReturnSM level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the market disruption event is due to the fact that the publication of the Dow Jones — AIG Commodity Index Total ReturnSM is discontinued and that there is no successor index on the date when the Commodity Index Starting Level or the Commodity Index Closing Level on an Initial Averaging Date, if applicable, is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Commodity Index Closing Level or the Commodity Index Closing Level on an Initial Averaging Date, if applicable, by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Commodity Index. For more information, see the section below called “General Terms of Notes — Discontinuation of a Commodity Index; Alteration of Method of Calculation.”

Risks Relating to the Equity Indices

The Equity Indices may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the notes will be linked to a Global Equity Index Basket, which will be composed of Equity Indices, each of which may have a different weight in determining the Global Equity Index Basket Closing Level, depending on the weights specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the weights of three Equity Indices are 50%, 30% and 20%, respectively. One consequence of such an unequal weighting of the Equity Indices is that the same percentage change in two of the Equity Indices may have different effects on the Global Equity Index Basket Closing Level. For example, if the Equity Index weight for Equity Index A is greater than the Equity Index weight for Equity Index B, a 5% decrease in Equity Index A will have a greater effect on the Global Equity Index Basket Closing Level than a 5% decrease in Equity Index B.

Your return on the notes will not reflect dividends on the equity securities included in the Equity Indices.

     Your return on the notes will not reflect the return you would realize if you actually owned the equity securities included in the Equity Indices and received the dividends paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Portfolio Ending Level. The Portfolio Ending Level reflects the prices of the equity securities as calculated in the Equity Indices without taking into consideration the value of dividends paid on those equity securities.

The sponsor of an Equity Index (an “Equity Index Sponsor”) may adjust such Equity Index in a way that affects its level, and such Equity Index Sponsor has no obligation to consider your interests.

     The Equity Index Sponsor of an Equity Index is responsible for calculating and maintaining such Equity Index. The Equity Index Sponsor of an Equity Index can add, delete or substitute the equity securities included in such Equity Index or make other methodological changes that could change the level of such Equity Index. You should realize that the changing of equity securities included in an Equity Index may affect the level of such Equity Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Equity Index Sponsor of an Equity Index may alter, discontinue or suspend calculation or dissemination of such

Equity Index. Any of these actions could adversely affect the value of the notes. The Equity Index Sponsor for an Equity Index has no obligation to consider your interests in calculating or revising such Equity Index. See the relevant index description section below or any related index supplement for additional information.

Owning the notes is not the same as owning the Equity Indices.

     The return on your notes may not reflect the return you would realize if you actually owned the Equity Indices or a security directly linked to the performance of the Equity Indices and held such investment for a similar period. For instance, you will not having voting rights or rights receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the securities composing the Equity Indices would have.

We are currently one of the companies that make up the S&P 500® Index and the S&P 500® Financials Index, but, to our knowledge, we are not currently affiliated with any other company the equity securities of which are included in the S&P 500® Index or the S&P 500® Financials Index.

     We are currently one of the companies that make up the S&P 500® Index and the S&P 500® Financials Index. To our knowledge, we are not currently affiliated with any other issuers the equity securities of which are included in the S&P 500® Index or the S&P 500® Financials Index. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the S&P 500® Index, the S&P 500® Financials Index or your notes. None of the money you pay us will go to the Equity Index Sponsor for the S&P 500® Index and the S&P 500® Financials Index or any of the other issuers of the equity securities included in the S&P 500® Index or the S&P 500® Financials Index and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

To our knowledge, we are not currently affiliated with any company the equity securities of which are included in the Equity Indices (other than the S&P 500® Index or the S&P 500® Financials Index).

     We will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in such Equity Index (other than the S&P 500® Index or the S&P 500® Financials Index) or your notes. None of the money you pay us will go to the Equity Index Sponsor for any Equity Index or any of the issuers of the equity securities included in the Equity Index (other than the S&P 500® Index or the S&P 500® Financials Index) and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

If the Basket includes the PHLX Housing SectorSM Index, the housing construction industry is significantly affected by factors in general and local economic conditions and real estate markets as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies whose stocks are included in the PHLX Housing SectorSM Index to conduct their businesses profitably.

     All of the equity securities underlying the PHLX Housing SectorSM Index are issued by companies whose primary lines of business are directly associated with the domestic housing construction industry. Because the value of the notes is linked in part to the performance of the PHLX Housing SectorSM Index, an investment in these notes will be affected by changes in the housing construction industry. The housing construction industry is cyclical and has from time to time experienced significant difficulties. The prices of the equity securities included in the PHLX Housing SectorSM Index and, in turn, the level of the PHLX Housing SectorSM Index will be affected by a number of factors that may either offset or magnify each other, including:

  employment levels and job growth;

  the availability of financing for home buyers;

  interest rates;

  consumer confidence;

  housing demand;

  the availability of suitable undeveloped land;

  raw material and labor shortages and price fluctuations;

  federal, state and local laws and regulations concerning the development of land, housing construction, home sales, consumer financing and environmental protection;

  competition among companies which engage in the housing construction business; and

  the supply of homes and other housing alternatives.

     In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the housing construction business. Geopolitical events, such as the aftermath of the war with Iraq, and related market disruptions could also have a significant impact on the housing construction business.

     The factors described above could cause a change in the housing construction industry generally or regionally and could cause the value of the equity securities included in the PHLX Housing SectorSM Index and the level of the PHLX Housing SectorSM Index to decrease or remain flat during the term of the notes. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

If the Basket includes the PHLX Housing SectorSM Index, there is no direct correlation between the value of the notes or the level of the PHLX Housing SectorSM Index and residential housing prices.

     There is no direct linkage between the level of the PHLX Housing SectorSM Index and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the stocks composing the PHLX Housing SectorSM Index and consequently the Index closing level of the PHLX Housing SectorSM Index, the PHLX Housing SectorSM Index and the notes are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

If the Basket includes the Russell 2000® Index, an investment in the notes is subject to risks associated with small capitalization stocks.

     The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

If the Basket includes the S&P 500® Financials Index, risks associated with the financial services industry will affect the value of the notes.

     All or substantially all of the equity securities which are included in the S&P 500® Financials Index are issued by companies whose primary line of business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. Because the value of the notes is linked to the performance of the S&P 500® Financials Index, an investment in these notes will be affected by changes in the financial services sector. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

If the Basket includes a foreign Equity Index, if the prices of its component securities are not converted into U.S. dollars for purposes of calculating the value of the Index, the Index Return for the notes will not be adjusted for changes in exchange rates that might affect such Equity Index.

     Because the prices of the equity securities comprising the Equity Index are not converted into U.S. dollars for purposes of calculating the value of the Index and although the equity securities composing such Equity Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Equity Index, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing such Equity Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Multi-Asset Portfolio Return for the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

If the Basket includes a foreign Equity Index and if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of such foreign Equity Index, the notes will be subject to currency exchange risk.

     Because the prices of the equity securities composing such foreign Equity Index are converted into U.S. dollars for the purposes of calculating the value of such foreign Equity Index, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities composing such foreign Equity Index trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities composing such foreign Equity Index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of such foreign Equity Index will be adversely affected and the Multi-Asset Portfolio Return in turn may be adversely affected. As a result, the payment at maturity of the notes may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

If the Basket includes a foreign Equity Index and if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of such foreign Equity Index, changes in the volatility of exchange rates, and the correlation between those rates and the levels of such foreign Equity Index are likely to affect the market value of the notes.

     The exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing such foreign Equity Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security composing such foreign Equity Index and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security composing such foreign Equity Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing such foreign Equity Index refer to the size and frequency of changes in that exchange rate.

     Because such foreign Equity Index is calculated, in part, by converting the closing prices of the equity securities composing such foreign Equity Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the notes.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing such foreign Equity Index are denominated and the level of such foreign Equity Index refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of such foreign Equity Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing such foreign Equity Index are denominated and the percentage changes in the level of such foreign Equity Index could affect the value of such foreign Equity Index, which in turn could affect the value of the notes.

If the Basket includes a foreign Equity Index, an investment in the notes is subject to risks associated with non-U.S. securities markets.

     The equity securities that compose a foreign Equity Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for the notes if the Basket includes a foreign Equity Index composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the Index closing levels of a foreign Equity Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of an Equity Index based on its historical performance. The value of any such foreign Equity Index may increase or decrease such that you may not receive any return on your investment. There can be no assurance that the Index closing level for any such foreign Equity Index will not increase or decrease so that at maturity, you will not receive more than your principal amount.

If the market value of an Equity Index changes, the market value of your notes may not change in the same manner.

     Owning the notes is not the same as owning each Equity Index to which your notes are linked. Accordingly, changes in the market value of each such Equity Index may not result in a comparable change in the market value of the notes.

Historical performance of an Equity Index should not be taken as an indication of the future performance of such Equity Index during the term of the notes.

     The actual performance of an Equity Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of Equity Index. As a result, it is impossible to predict whether the level of an Equity Index will rise or fall.

We and our affiliates have no affiliation with the Equity Index sponsors and are not responsible for their public disclosure of information, unless otherwise stated in the relevant terms supplement.

     Unless otherwise stated in the relevant terms supplement, we and our affiliates are not affiliated with the sponsors of any Equity Index to which your notes are linked and have no ability to control the Equity Index sponsors, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Equity Indices. The Equity Index sponsors are under no obligation to continue to calculate any such Equity Indices and are not required to calculate any successor index. If an Equity Index discontinues or suspends the calculation of its Equity Index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The Calculation Agent may designate a successor index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to such Equity Index exists, the amount you receive at maturity will be determined by the Calculation Agent in its sole discretion.

Risk Factors Relating to the Global Bond Index

Owning the notes is not the same as owning the Global Bond Index or the government bonds included in the Global Bond Index.

     The return on your notes will not reflect the return you would realize if you actually purchased shares of the Global Bond Index or the government bonds included in the Global Bond Index. You will not have any rights that holders of such instruments have.

The sponsor of the Global Bond Index may adjust the Global Bond Index in a way that affects its level, and the Global Bond Index sponsor has no obligation to consider your interests.

     The sponsor of the Global Bond Index is responsible for calculating and maintaining the Global Bond Index. The Global Bond Index sponsor may add, delete or substitute the government bonds or governments underlying the Global Bond Index or make other methodological changes that could change the level of the Global Bond Index. You should realize that the changing of countries included in the Global Bond Index may affect its level because a newly added country may perform significantly better or worse than the country it replaces. Additionally, the Global Bond Index sponsor may alter, discontinue or suspend calculation or dissemination of the Global Bond Index. Any of these actions could adversely affect the value of the notes. The Global Bond Index sponsor has no obligation to consider your interests in calculating or revising the Global Bond Index.

We are affiliated with the Global Bond Index sponsor.

     The Global Bond Index sponsor is JPMSI, which is an affiliate of ours. Nevertheless, we will not control the actions of the Global Bond Index sponsor, including actions that could affect the value of the Global Bond Index or your notes. The Global Bond Index sponsor will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your note.

If the market value of the Global Bond Index changes, the market value of your notes may not change in the same manner.

     Owning the notes is not the same as owning the Global Bond Index to which your notes are linked. Accordingly, changes in the market value of the Global Bond Index may not result in a comparable change in the market value of the Multi-Asset Portfolio or the notes.

Historical performance of the Global Bond Index should not be taken as an indication of the future performance of the Global Bond Index during the term of the notes.

     The actual performance of the Global Bond Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of the Global Bond Index. As a result, it is impossible to predict whether the level of the Global Bond Index will rise or fall.

An investment in the notes may be subject to risks associated with non-U.S. investments.

     The bonds that constitute the Global Bond Index have been issued by 13 countries. Investments in the notes which are linked to the value of such countries involve risks associated with investments in, or the securities markets in, those countries. The prices of the government bonds may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in some countries may differ favorably or unfavorably from economies in other countries in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The Global Bond Index Hedged in U.S. dollars is used in calculating the Reference Portfolio values.

     The value of the Global Bond Index used in calculating the Reference Portfolio and therefore the value of your notes is the Global Bond Index Hedged into U.S. dollars rather than the Global Bond Index value itself. The Global Bond Index value is publicly available. However, although the Global Bond Index Hedged into U.S. dollars is currently available via the Bloomberg system (ticker “JHDCGBIG”), this value may not be publicly available on Bloomberg throughout the term of your notes. In such event, the GBI Total Return Index Hedged into U.S. dollars can be obtained by contacting JPMSI at structured_investments_na@jpmorgan.com or at 1-800-576-3529.

Notes linked to Bond Index will be subject to currency exchange risk.

     Because the rebalancing of the Bond Index entails purchasing a forward rate on the first business day of each month and then marking to market such forward rate on each day throughout the month, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the bonds composing the Bond Index trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the bonds composing the Bond Index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Bond Index will be adversely affected and the Multi-Asset Portfolio Return in turn may be adversely affected. As a result, the payment at maturity of the notes may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the volatility of exchange rates, and the correlation between those rates and the levels of the Bond Index are likely to affect the market value of the notes.

     The exchange rate between the U.S. dollar and each of the currencies in which the bonds composing the Bond Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a government bond composing the Bond Index and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a government bond composing the Bond Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that bond is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the bonds composing the Bond Index refer to the size and frequency of changes in that exchange rate.

     Because the Bond Index is rebalanced, in part, by purchasing a forward rate on the first business day of each month and then marking to market such forward rate on each day throughout the month, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those bonds are denominated could affect the market value of the notes.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the government bonds composing the Bond Index are denominated and the level of the Bond Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the Bond Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the government bonds composing the Bond Index are denominated and the percentage changes in the level of the Bond Index could affect the value of the notes.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more of the Asset Classes, the components underlying one or more of the Asset Classes or instruments the value of which is derived from one or more of the Asset Classes or the components underlying one or more of the Asset Classes. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of one or more of the Asset Classes as well as the Index Starting Level of one or more of the Asset Classes and therefore effectively establish a higher level that the Multi-Asset Portfolio must achieve for you to receive, at maturity of the notes, more than the applicable principal amount of your notes. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in one or more of the Asset Classes, the components underlying one or more of the Asset Classes, or instruments the value of which is derived from one or more Asset Classes or the components underlying one or more of the Asset Classes. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Asset Classes, or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

OTHER UNDERLYING ASSET CLASSES AND INDICES

     If the Multi-Asset Portfolio includes an asset class or index not described in this product supplement, a separate index supplement will provide additional information relating to such asset class or index.

THE DOW JONES — AIG COMMODITY INDEXSM

     We have derived all information contained in this product supplement regarding the Dow Jones — AIG Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones — AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones & Company, Inc. (“Dow Jones”) and AIG Financial Products (“AIG-FP”) and is available to those persons who enter into a license agreement available at www.aigfp.com/home/commodities). Such information reflects the policies of, and is subject to change by, Dow Jones and AIG-FP. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the Dow Jones — AIG Commodity IndexSM, AIG-FP and Dow Jones. Dow Jones and AIG-FP are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and AIG-FP have no obligation to continue to publish the Dow Jones — AIG Commodity IndexSM, and may discontinue publication of the Dow Jones — AIG Commodity IndexSM at any time in their sole discretion.

Overview

     The Dow Jones — AIG Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones — AIG Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones — AIG Commodity IndexSM for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones — AIG Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

     The Dow Jones — AIG Commodity IndexSM is a proprietary index that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Dow Jones — AIG Commodity IndexSM and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

     A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones — AIG Commodity IndexSM”) for the Index Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones — AIG Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones — AIG Commodity IndexSM. For information about how this trading may affect the value of the Dow Jones — AIG Commodity IndexSM, see “Risk Factors — If the Basket includes the Commodity Index, trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Commodity Index and the underlying commodities may affect the level of the Commodity Index.”

The Dow Jones — AIG Commodity IndexSM Supervisory and Advisory Committees

     Dow Jones and AIG-FP have established the Dow Jones — AIG Commodity IndexSM Supervisory Committee and the Dow Jones — AIG Commodity IndexSM Advisory Committee to assist them in connection with the operation of the Dow Jones — AIG Commodity IndexSM. The Dow Jones — AIG Commodity IndexSM Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones — AIG Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Dow Jones —AIG Commodity IndexSM Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by AIG-FP. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones — AIG Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

     As described in more detail below, the Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones —AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

     For example, the composition of the Dow Jones — AIG Commodity IndexSM for 2008 was approved by the Dow Jones — AIG Index Oversight Committee in August of 2007 and published on August 3, 2007. The January 2008 reweighting and rebalancing is based on the following percentages:

The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages

COMMODITY	WEIGHTING

Crude Oil	13.156592%
Natural Gas	12.237084%
Soybeans	7.628541%
Gold	7.396190%
Aluminum	7.107971%
Copper	7.040516%
Corn	5.663457%
Live Cattle	4.887400%
Wheat	4.703406%
Heating Oil	3.822525%
Unleaded Gasoline	3.783798%
Sugar	3.185145%
Zinc	3.033016%
Coffee	3.001585%
Soybean Oil	2.811933%
Nickel	2.791708%
Silver	2.721423%
Lean Hogs	2.548123%
Cotton	2.479588%

     Information concerning the Dow Jones — AIG Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones — AIG Commodity IndexSM

     The Dow Jones — AIG Commodity IndexSM was created using the following four main principles:

  ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones — AIG Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones — AIG Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones — AIG Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones — AIG Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  DIVERSIFICATION. A second major goal of the Dow Jones — AIG Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones — AIG Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  CONTINUITY. The third goal of the Dow Jones — AIG Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones — AIG Commodity IndexSM from year to year. The Dow Jones — AIG Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones — AIG Commodity IndexSM.

  LIQUIDITY. Another goal of the Dow Jones — AIG Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones — AIG Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

     These four principles represent goals of the Dow Jones — AIG Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Dow Jones — AIG Commodity IndexSM — Commodities Available for Inclusion

     A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones — AIG Commodity IndexSM and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

     As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

     The 19 Index Commodities for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

     A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones — AIG Commodity IndexSM. With the exception of several LME contracts, where the Dow Jones — AIG Commodity IndexSM Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones — AIG Commodity IndexSM Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones — AIG Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors — AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.”

     The Designated Contracts for 2008 Index Commodities are as follows:

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote

Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper**	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CMEˆ	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Unleaded	Reformulated Gasoline Blendstock for	NYMEX	42,000 gal	cents/gallon
Gasoline	Oxygen Blending†
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**	The Dow Jones — AIG Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones — AIG Commodity IndexSM.
***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.
†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones — AIG Commodity IndexSM in April 2006.

     In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones — AIG Commodity IndexSM.

Commodity Groups

     For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:

Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
Unleaded Gasoline

Precious Metals	Gold	Grains	Corn
	Silver		Soybeans
	Platinum		Soybean Oil
Wheat

Industrial Metals	Aluminum	Softs	Cocoa
	Copper		Coffee
	Lead		Cotton
	Nickel		Sugar
Tin
Zinc

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity Group

     The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones — AIG Commodity IndexSM set forth under “The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	10.12%
Industrial Metals	19.97%
Livestock	7.44%
Grains	20.81%
Softs	8.67%

Annual Reweightings and Rebalancings of The Dow Jones — AIG Commodity IndexSM

     The Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

Determination of Relative Weightings

     The relative weightings of the Index Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones — AIG Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

Diversification Rules

     The Dow Jones — AIG Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones — AIG Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM as of January of each year:

  No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity may constitute more than 15% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity included in the Dow Jones — AIG Commodity IndexSM may constitute less than 2% of the Dow Jones — AIG Commodity IndexSM.

     Following the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM in January, the percentage of any Index Commodity or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

     Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones — AIG Commodity IndexSM by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones — AIG Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

     The Dow Jones — AIG Commodity IndexSM is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones — AIG Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones — AIG Commodity IndexSM is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones — AIG Commodity IndexSM level to calculate the new Dow Jones — AIG Commodity IndexSM level. Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

The Dow Jones — AIG Commodity IndexSM is a Rolling Index

     The Dow Jones — AIG Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones — AIG Commodity IndexSM is a “rolling index.”

Dow Jones — AIG Commodity IndexSM Calculation Disruption Events

     From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones — AIG Commodity IndexSM will be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

     (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM on that day;

     (b) the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

     (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or

     (d) with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

     “Dow JonesSM,” “AIG®,” “Dow Jones — AIG Commodity IndexSM” and “DJ-AIGCISM” are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

     Dow Jones, AIG-FP and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones — AIG Commodity IndexSM, which is published by Dow Jones and AIG-FP, in connection with certain products, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones — AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to JPMorgan Chase & Co. or the notes. Dow Jones and AIG-FP have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones — AIG Commodity IndexSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones — AIG Commodity IndexSM and the Dow Jones — AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones — AIG Commodity IndexSM and the notes.

     This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones — AIG Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones — AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones — AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones — AIG Commodity IndexSM components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones — AIG Commodity IndexSM components, including, without limitation, a description of factors that affect the prices of such Dow Jones — AIG Commodity IndexSM components, are accurate or complete.

     NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY

DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANYAGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND JPMORGAN CHASE & CO., OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones — AIG Commodity IndexSM are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones — AIG Commodity IndexSM has been composed exclusively of futures contracts traded on regulated exchanges.

THE DOW JONES EURO STOXX 50® INDEX

     We have derived all information contained in this product supplement regarding the Dow Jones EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the Dow Jones EURO STOXX 50® Index.

     The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement. The Dow Jones EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

Dow Jones EURO STOXX 50® Index Composition and Maintenance

     The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

     The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

     The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

     The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

     The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the Dow Jones EURO STOXX 50® Index adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index	x 1,000

     The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

     The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split:		(2) Rights offering:
Adjusted price =	closing price * A/B	Adjusted price =	(closing price * A + subscription price * B) / (A + B)
New number of shares =	old number of shares * B/A	New number of shares =	old number of shares * (A + B) / A
Divisor: no change		Divisor: increases

(3) Stock dividend:		(4) Stock dividend of another company:
Adjusted price =	closing price * A / (A + B)	Adjusted price =	(closing price * A - price of other company * B) / A
New number of shares =	old number of shares * (A + B) / A
Divisor: decreases
Divisor: no change

(5) Return of capital and share consideration:		(6) Repurchase shares / self tender:
Adjusted price =	(closing price - dividend announced by company * (1-withholding tax)) * A / B	Adjusted price =	((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)
New number of shares =	old number of shares * B / A	New number of shares =	old number of shares - number of tendered shares
Divisor: decreases		Divisor: decreases

(7) Spin-off:
Adjusted price =	(closing price * A - price of spun-off shares *B) / A
Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):		- If stock distribution is applicable after rights (one action applicable to other):
Adjusted price =	(closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))	Adjusted price =	(closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares =	old number of shares * ((A + B) * (1 + C / A)) / A	New number of shares =	old number of shares * ((A + C) * (1 + B / A))
Divisor: increases		Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):
Adjusted price =	(closing price * A + subscription price * C) / (A + B + C)
New number of shares =	old number of shares * (A + B + C) / A
Divisor: increases

License Agreement with STOXX Limited

     We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase & Co. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase & Co. or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

     STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE & CO. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

     THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE DOW JONES INDUSTRIAL AVERAGESM

     We have derived all information contained in this product supplement regarding the Dow Jones Industrial AverageSM, including, without limitation, its make-up, are derived from publicly available information prepared by Dow Jones & Company, Inc. (“Dow Jones”). Such information reflects the policies of, and is subject to change by Dow Jones. We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones Industrial AverageSM is an index calculated, published and disseminated by Dow Jones. Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial AverageSM.

     The Dow Jones Industrial AverageSM was introduced to the investing public by Charles Dow on May 26, 1896 and originally was comprised of only 12 stocks. It has since become one of the most well known and widely followed indicators of the U.S. stock market and is the oldest continuing stock market index in the world. The Dow Jones Industrial AverageSM is comprised of 30 common stocks chosen by the editors of The Wall Street Journal as representative of the broad market of U.S. industry. Many of the companies represented in the Dow Jones Industrial AverageSM are household names and leaders in their respective industries, and their stocks are widely held by both individual and institutional investors. Because the Dow Jones Industrial AverageSM is so well known and its performance is generally perceived to reflect that of the overall domestic equity market, it is often used as a benchmark for investments in equities, mutual funds, and other asset classes. The Dow Jones Industrial AverageSM accounts for approximately 23.8% of the total U.S. market, as measured by the Dow Jones Wilshire 5000 Index, as of December 13, 2005. The Dow Jones Industrial AverageSM is reported by Bloomberg L.P. under the ticker symbol “INDU.”

     The Dow Jones Industrial AverageSM is a price-weighted index rather than market capitalization-weighted index. In essence, the Dow Jones Industrial AverageSM consists of one share of each of the 30 stocks included in the Dow Jones Industrial AverageSM. Thus, the weightings of the components of the Dow Jones Industrial AverageSM are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding. This distinction stems from the fact that, when initially created, the Dow Jones Industrial AverageSM was a simple average (hence the name), and was computed merely by adding up the prices of the stocks in the Dow Jones Industrial AverageSM and dividing that sum by the total number of stocks in the Dow Jones Industrial AverageSM. However, it eventually became clear that a method was needed to smooth out the effects of stock splits and composition changes to prevent these events from distorting the level of the Dow Jones Industrial AverageSM. Therefore, a divisor was created that has been periodically adjusted over time. This divisor, when divided into the sum of the prices of the stocks in the Dow Jones Industrial AverageSM, generates the number that is reported every day in newspapers, on television and radio, and over the internet. With the incorporation of the divisor, the Dow Jones Industrial AverageSM can no longer be considered an average.

     The editors of The Wall Street Journal, which is published by Dow Jones, select the components of the Dow Jones Industrial AverageSM. Periodically, the editors review and make changes to the composition of the Dow Jones Industrial AverageSM. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average. The inclusion of any particular company in the Dow Jones Industrial AverageSM does not constitute a prediction as to the company’s future results of operations or stock market performance. For the sake of continuity, composition changes are rare, and generally have occurred only after corporate acquisitions or other dramatic shifts in a company’s core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously.

License Agreement between Dow Jones and J.P. Morgan Securities Inc.

     Dow Jones and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones Industrial AverageSM, which is owned and published by Dow Jones, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. Dow Jones’s only relationship to JPMorgan Chase & Co. is in the licensing of certain trademarks and trade names of Dow Jones and of the Dow Jones Industrial AverageSM which is determined, composed and calculated by Dow Jones without regard to JPMorgan Chase & Co. or the notes. Dow Jones has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

     DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND JPMORGAN CHASE & CO.

THE FTSE™ 100 INDEX

     We have derived all information contained in this product supplement regarding the FTSE™ 100 Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by FTSE International Limited (“FTSE”). We make no representation or warranty as to the accuracy or completeness of such information. The FTSE™ 100 Index is an index calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE™ 100 Index.

     The FTSE™ 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE™ 100 Index began in February 1984. The FTSE™ 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

     The FTSE™ 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE™ 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSE™ 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE™ 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE™ 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE™ 100 than will movements in share prices of companies with relatively smaller market capitalization.

     The 100 stocks included in the FTSE™ 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

     The FTSE™ 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE™ 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE™ 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

     The use of and reference to the FTSE™ 100 Index in connection with the notes has been consented to by the FTSE. All rights to the FTSE™ 100 Index are owned by the FTSE, the publisher of the FTSE™ 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE™ 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to JPMorgan Chase & Co. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the Portfolio Ending Level on the Portfolio Valuation Date.

     The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by The Financial Times Limited (“FT”) and neither FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE™ 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE™ 100 Index is compiled and calculated by FTSE. However, neither FTSE nor the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE™ 100 Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

     “FTSE™,” “FT-SE™” and “Footsie™” are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE International Limited.

THE FTSE/XINHUA CHINA 25 INDEX

     We have derived all information contained in this product supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited (“FTSE”) and Xinhua Financial Network Limited (“Xinhua”). We make no representation or warranty as to the accuracy or completeness of such information. FTSE/Xinhua China 25 Index is calculated, maintained and published by FXI. FXI has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

     The FTSE/Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares), listed and trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”). “H” shares are notes of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both “H” shares and “Red Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China. The FTSE/Xinhua China 25 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Computation of the Index

     The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

∑ p (n) e (n) s (n) f (n) c (n)

d

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

     The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the
FTSE/Xinhua China 25 Index,
unless free float is also greater
than 5% and the full market
capitalization is greater than
US$2.5 billion (or local currency
equivalent), in which case actual
free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

     These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

     Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

     Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

     New Issues. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

     The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The Stock Exchange of Hong Kong Ltd.

     Trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”) is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE/Xinhua China 25 Index on the HKSE, the closing level of the FTSE/Xinhua China 25 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

     The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the notes.

License Agreement with FTSE/Xinhua Index Limited

     The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the London Stock Exchange PLC (the “London Stock Exchange”) or by The Financial Times Limited (“FT”) and neither FXI, FTSE, Xinhua nor the London Stock Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the London Stock Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the London Stock Exchange or FT shall be under any obligation to advise any person of any error therein.

     The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

     All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. JPMorgan Chase & Co. has obtained full license from FXI to use such copyright in the creation of the notes.

     “FTSE™” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “FTSE/Xinhua” is a trade mark of FTSE International Limited. “Xinhua” are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

THE HANG SENG® INDEX

     We have derived all information contained in this product supplement regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, HSI Services Limited (“HSI”), a wholly owned subsidiary of Hang Seng Bank. We make no representation or warranty as to the accuracy or completeness of such information. The Hang Seng® Index is calculated, maintained and published by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index.

     The Hang Seng® Index was first calculated and published on November 24, 1969. The Hang Seng® Index is a free-float adjusted market capitalization weighted stock market index of The Stock Exchange of Hong Kong Ltd. (“HKSE”) and purports to be an indicator of the performance of the Hong Kong stock market. The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

Index Composition

     Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng® Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on HKSE.

     To be eligible for selection in the Hang Seng® Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Index directly reflecting that of the market; and (3) the financial performance of the companies.

     A constituent of the Hang Seng® Index will be removed from the Hang Seng® Index if it has been suspended from trading for one month. Such a constituent may be retained in the Hang Seng® Index only in exceptional circumstances if it is believed that it is highly likely that the constituent will resume trading in the near future.

Hang Seng® Index Calculation

     From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007, the calculation methodology of the Hang Seng® Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng® Index and is updated half-yearly.

     A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

The Stock Exchange of Hong Kong Ltd.

     Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time.

     The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual equity securities which compose the Index which may, in turn, adversely affect the value of the warrants.

Licensing Agreement with HSI Services Limited

     We intend to enter into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng® Index, which is owned and published by HSI, in connection with certain securities, including the notes.

     The Hang Seng® Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng® Index are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng® Index by JP Morgan Chase & Co., in connection with the notes (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng® Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JP MORGAN CHASE & CO. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SANG® INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SEND DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

THE KOREA STOCK PRICE INDEX 200

     We have derived all information contained in this product supplement regarding the Korea Stock Price Index 200 (the “KOSPI 200”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200. We make no representation or warranty as to the accuracy or completeness of such information. The KOSPI 200 is calculated, maintained and published by KRX. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

     The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups. The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Selection Criteria

     All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

  stocks with administrative issues;

  stocks with liquidation issues;

  stocks issued by securities investment companies;

  stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

  stocks belonging to the industry groups other than those industry groups listed below;

  a constituent stock merged into a non-constituent stock;

  a company established as a result of a merger between two constituent stocks; and

  any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

     The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

     The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

  Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

  Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

     The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

     Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

     The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

     If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

     Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

     The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

  An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

  In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

  If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

  When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

     The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, such constituent shall be removed from the constituents and the removal date is as follows:

  Delisting: the trading day following the delisting date;

  Designation as administrative issue: the designation date;

  Merger: the day of trading halt; and

  It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

     When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

     The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

     Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

     On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

     The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

     The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

     The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of the Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to JPMorgan Chase & Co. or the notes. KRX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

     KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI BRAZIL INDEX

     We have derived all information contained in this product supplement regarding the MSCI Brazil Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the MSCI Inc. (“MSCI”). We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Brazil Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Brazil Index.

     The MSCI Brazil Index is a free float adjusted market capitalization index of securities listed on the Bolsa de Valores de Sao Paulo. The MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.”

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Brazil Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI Brazil Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Brazil Index

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Brazil Index

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
  Updating the indices on the basis of a fully refreshed Equity Universe.
  Taking buffer rules into consideration for migration of securities across size and style segments.
  Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.
  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.
  Reflecting the impact of significant market events on FIFs and updating NOS.

  Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI Brazil Index Is Subject to Currency Exchange Risk

     Because the closing prices of the component securities of the MSCI Brazil Index are converted into U.S. dollars for purposes of calculating the value of the MSCI Brazil Index, investors in the notes will be exposed to currency exchange rate risk with respect to the Brazilian real. Exposure to currency changes will depend on the extent to which the Brazilian real strengthens or weakens against the U.S. dollar. The devaluation of the U.S. dollar against the Brazilian real will result in an increase in the value of the MSCI Brazil Index. Conversely, if the U.S. dollar strengthens against the Brazilian real, the value of the MSCI Brazil Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Brazil Index, and any negative currency impact on the MSCI Brazil Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI Brazil Index, which is converted into U.S. dollars.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Brazil Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Brazil Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Brazil Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Brazil Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI BRAZIL INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE MSCI BRAZIL INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI BRAZIL INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MSCI BRAZIL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI EAFE® INDEX

     We have derived all information regarding the MSCI EAFE® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. We make no representation or warranty as to the accuracy or completeness of such information. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE® Index.

MSCI EAFE® Index Calculation

     The MSCI EAFE® Index (“MXEA”) is published by MSCI and is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. The MSCI EAFE® Index is published by Bloomberg under the index symbol “MXEA”. As of June 2008 the MSCI EAFE® Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI EAFE® Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI EAFE® Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI EAFE® Index

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI EAFE® Index

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
  Updating the indices on the basis of a fully refreshed Equity Universe.

  Taking buffer rules into consideration for migration of securities across size and style segments.

  Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

     (ii) Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

  Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI EAFE® Index Is Subject to Currency Exchange Risk

     Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE® Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE® Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI EAFE® Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE® Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE® Index, and any negative currency impact on the MSCI EAFE® Index may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE® Index, which is converted into U.S. dollars.

License Agreement with MSCI

     MSCI and J.P. Morgan Securities Inc. expect to enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI EAFE® Index to track general stock market performance. MSCI’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of MSCI without regard to JPMorgan Chase & Co. or the notes. MSCI has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the MSCI EAFE® Index. MSCI is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. MSCI has no obligation or liability in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE® INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International®,” “MSCI®,” “Morgan Stanley Capital International Perspective®,” to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE MSCI EMERGING MARKETS INDEX

     We have derived all information contained in this product supplement regarding the MSCI Emerging Markets Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. We make no representation or warranty as to the accuracy or completeness of the information. The MSCI Emerging Markets Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to calculate and publish, and may discontinue publication of, the MSCI Emerging Markets Index.

     The MSCI Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Emerging Markets Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI Emerging Markets Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Emerging Markets Index

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Emerging Markets Index

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
    Updating the indices on the basis of a fully refreshed Equity Universe.

    Taking buffer rules into consideration for migration of securities across size and style segments.

    Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
    Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

    Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

    Reflecting the impact of significant market events on FIFs and updating NOS.
(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI Emerging Markets Index Is Subject to Currency Exchange Risk

     Because the closing prices of the EM Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI Emerging Markets Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the EM Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the EM Component Securities in the MSCI Emerging Markets Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the EM Component Securities trade will result in an increase in the value of the MSCI Emerging Markets Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI Emerging Markets Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Emerging Markets Index, and any negative currency impact on the MSCI Emerging Markets Index may significantly decrease the value of the notes. The return on an index composed of the EM Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI Emerging Markets Index, which is converted into U.S. dollars.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Emerging Markets Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Emerging Markets Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Emerging Markets Index, which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Emerging Markets Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EMERGING MARKETS INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MSCI EMERGING MARKETS INDEX AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International® ,” “MSCI® ,” “Morgan Stanley Capital International Perspective® ,” to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE MSCI SINGAPORE INDEX

     We have derived all information contained in this product supplement regarding the MSCI Singapore Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Singapore Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Singapore Index.

     The MSCI Singapore Index is a free float adjusted market capitalization index of securities listed on the Singapore Stock Exchange. The MSCI Singapore Index is reported by Bloomberg L.P. under the ticker symbol “SGY.”

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Singapore Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI Singapore Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Singapore Index

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Singapore Index

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
    Updating the indices on the basis of a fully refreshed Equity Universe.

    Taking buffer rules into consideration for migration of securities across size and style segments.

    Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
    Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

    Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

    Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI Singapore Index Is Subject to Currency Exchange Risk

     Because the closing prices of the component securities of the MSCI Singapore Index are converted into U.S. dollars for purposes of calculating the value of the MSCI Singapore Index, investors in the notes will be exposed to currency exchange rate risk with respect to the Singaporean dollar. Exposure to currency changes will depend on the extent to which the Singaporean dollar strengthens or weakens against the U.S. dollar. The devaluation of the U.S. dollar against the Singaporean dollar will result in an increase in the value of the MSCI Singapore Index. Conversely, if the U.S. dollar strengthens against the Singaporean dollar, the value of the MSCI Singapore Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Singapore Index, and any negative currency impact on the MSCI Singapore Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI Singapore Index, which is converted into U.S. dollars.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Singapore Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI SINGAPORE INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE MSCI SINGAPORE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI SINGAPORE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MSCI SINGAPORE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI TAIWAN INDEX

     We have derived all information contained in this product supplement regarding the MSCI Taiwan Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Taiwan Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Taiwan Index.

     The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TWY.”

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Taiwan Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI Taiwan Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Taiwan Index

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Taiwan Index

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
    Updating the indices on the basis of a fully refreshed Equity Universe.

    Taking buffer rules into consideration for migration of securities across size and style segments.

    Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
    Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

    Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

    Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing-event related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI Taiwan Index Is Subject to Currency Exchange Risk

     Because the closing prices of the component securities of the MSCI Taiwan Index are converted into U.S. dollars for purposes of calculating the value of the MSCI Taiwan Index, investors in the notes will be exposed to currency exchange rate risk with respect to the new Taiwan dollar. Exposure to currency changes will depend on the extent to which the new Taiwan dollar strengthens or weakens against the U.S. dollar. The devaluation of the U.S. dollar against the new Taiwan dollar will result in an increase in the value of the MSCI Taiwan Index. Conversely, if the U.S. dollar strengthens against the new Taiwan dollar, the value of the MSCI Taiwan Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI Taiwan Index, and any negative currency impact on the MSCI Taiwan Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI Taiwan Index, which is converted into U.S. dollars.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI TAIWAN INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE MSCI TAIWAN INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI TAIWAN INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MSCI TAIWAN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NASDAQ-100 INDEX®

     We have derived all information contained in this product supplement regarding the NASDAQ-100 Index® , including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. (“Nasdaq”). We make no representation or warranty as to the accuracy or completeness of such information. The NASDAQ-100 Index® was developed by Nasdaq and is calculated, maintained and published by The NASDAQ OMX GROUP, Inc. (“NASDAQ OMX”). Neither Nasdaq nor NASDAQ OMX has any obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index®.

General

     The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest stocks of non-financial companies listed on The Nasdaq Global Market tier of The NASDAQ Stock Market. The NASDAQ-100 Index® , which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services. The NASDAQ-100® Index is reported by Bloomberg L.P. under the ticker symbol “NDX.”

     The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NASDAQ- 100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

     At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

     Initial Eligibility Criteria

     To be eligible for initial inclusion in the NASDAQ-100 Index® , a security must be listed on The NASDAQ Stock Market and meet the following criteria:

  the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  the security must be of a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares;

  if the security is of a foreign issuer (a foreign issuer is determined based on its country of organization), it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

  only one class of security per issuer is allowed;

  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

  the security must have “seasoned” on the NASDAQ Stock Market or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

  if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index® by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

     Continued Eligibility Criteria

     In addition, to be eligible for continued inclusion in the NASDAQ-100 Index® the following criteria apply:

  the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  the security must be of a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process described below;

  if the security is of a foreign issuer, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

  the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

     These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

Annual Ranking Review

     The NASDAQ-100 Index® securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on The NASDAQ Stock Market which meet the applicable eligibility criteria are ranked by market value. NASDAQ-100 Index® -eligible securities which are already in the NASDAQ-100 Index® and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NASDAQ-100 Index®. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those NASDAQ-100 Index® -eligible securities not currently in the NASDAQ-100 Index® that have the largest market capitalization. The data used in the ranking includes end of October market data from The NASDAQ Stock Market and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

     Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year, a NASDAQ-100 Index® security is determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index® , the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® eligibility criteria listed above.

Index Maintenance

     In addition to the Ranking Review, the securities in the NASDAQ-100 Index® are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 5.0%, that change will be made to the NASDAQ-100 Index® as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 5.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities. Ordinarily, whenever there is a change in the NASDAQ-100 Index® share weights, a change in a component security included in the NASDAQ-100 Index® , or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NASDAQ-100 Index® which might otherwise be caused by any of those changes. All changes will be announced in advance and will be reflected in the NASDAQ-100 Index® prior to market open on the effective date of such changes.

Index Rebalancing

     The NASDAQ-100 Index® is calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index® by a few large stocks); (3) reduce NASDAQ-100 Index® performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index® securities from necessary weight rebalancings.

     Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the NASDAQ-100 Index® securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index® (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index® is 1.0%).

     This quarterly examination will result in a NASDAQ-100 Index® rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization component security must be less than or equal to 24.0% and (2) the “collective weight” of those component securities the individual current weights of which are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index® .

     If either one or both of these weight distribution requirements are not met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those component securities the individual current weights or adjusted weights in accordance with the preceding step of which are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index®.

     In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the component stock in the ranking, the less the scale-up of its weight.

     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

     Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the Tuesday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index®.

     Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement

     We have entered into a non-exclusive license agreement with Nasdaq providing for the license to us, in exchange for a fee, of the right to use the NASDAQ-100 Index® in connection with certain securities, including the notes.

     The license agreement between Nasdaq and us provides that the following language must be stated in this product supplement:

     The notes are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. (or its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to JPMorgan Chase & Co. and its affiliates is in the licensing of the Nasdaq®, NASDAQ-100® and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to JPMorgan Chase & Co. or the notes. NASDAQ OMX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

     THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

     We have derived all information contained in this product supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

     All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.394 as of April 2, 2008 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

     A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

     A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

     We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.

     Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

     The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

     The notes are not in any way sponsored, endorsed or promoted by the Nikkei 225 Index Sponsor. The Nikkei 225 Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the figure as which the Index stands at any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by the Nikkei 225 Index Sponsor. However, the Nikkei 225 Index Sponsor shall not be liable to any person for any error in the Nikkei 225 Index and the Nikkei 225 Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the notes, of any error therein.

     In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

     The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE PHLX HOUSING SECTORSM INDEX

     We have derived all information contained in this product supplement regarding the PHLX Housing SectorSM Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Philadelphia Stock Exchange, Inc. (“PHLX”). We make no representation or warranty as to the accuracy or completeness of such information. The PHLX Housing SectorSM Index was developed by PHLX and is calculated, maintained and published by the PHLX. PHLX has no obligation to continue to publish, and may discontinue the publication of the PHLX Housing SectorSM Index.

     The PHLX Housing SectorSM Index is reported by Bloomberg L.P. under the ticker symbol “HGX.”

Index Composition and Maintenance

     The PHLX Housing SectorSM Index is designed to measure the performance of 20 companies the primary lines of business of which are directly associated with the U.S. housing construction market (the “PHLX Component Stocks”). Currently, the PHLX Housing SectorSM Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The PHLX Housing SectorSM Index is published by the PHLX and was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing SectorSM Index on July 17, 2002. The PHLX Housing SectorSM Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the PHLX Housing SectorSM Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but that still does not approach equal weighting. The total capitalization of the portfolio remains the same. A current list of the issuers that constitute the PHLX Housing SectorSM Index is available on the PHLX website: www.phlx.com. Information contained in the PHLX website is not incorporated by reference in, and should not be considered a part of, this product supplement or any term supplement.

     The PHLX Housing SectorSM Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single PHLX Component Stock or group of PHLX Component Stocks exceeds the concentration thresholds discussed above as of the last Trading Day of the previous month. This rebalancing is based on the actual market capitalizations of the PHLX Component Stocks as determined by actual share amounts and closing prices on the last Trading Day of the previous month. The modified share value for each PHLX Component Stock comprising the PHLX Housing SectorSM Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to a PHLX Component Stock resulting in a change in share value greater than 5% or more. When the PHLX Housing SectorSM Index is adjusted between rebalancings for these events, the modified share amount of the relevant PHLX Component Stock included in the PHLX Housing SectorSM Index is adjusted, to the nearest whole share, to maintain such PHLX Component Stock’s relative weight in the PHLX Housing SectorSM Index immediately prior to the corporate action. In connection with any adjustments to the PHLX Housing SectorSM Index, the PHLX Housing SectorSM Index divisor may be adjusted to ensure that there are no changes to the level of the PHLX Housing SectorSM Index as a result of non-market forces.

     None of JPMorgan Chase & Co., the calculation agent and JPMSI accepts any responsibility for the calculation, maintenance or publication of the PHLX Housing SectorSM Index or any successor index thereto.

License Agreement with PHLX

     We have entered into a non-exclusive agreement with PHLX providing for the license by us and our affiliates, in exchange for a few, of the right to use the PHLX Housing SectorSM Index, which is owned and published by the PHLX, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by the PHLX. The PHLX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the PHLX Housing SectorSM Index to track market performance. The PHLX’s only relationship to JPMorgan Chase Bank, N.A. is the licensing of certain names and marks and of the PHLX Housing SectorSM Index, which is determined, composed and calculated without regard to JPMorgan Chase Bank, N.A. The PHLX has no obligation to take the needs of JPMorgan Chase Bank, N.A. or the owners of the notes into consideration in determining, composing or calculating the PHLX Housing SectorSM Index. The PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the notes. The PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the notes.

     THE PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. THE PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “PHLX Housing SectorSM Index” and “HGXSM” are service marks of the PHLX. The PHLX has no relationship to us other than the licensing of the PHLX Housing SectorSM Index and its service marks for use in connection with the notes.

THE RUSSELL 2000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Frank Russell Company (“Frank Russell”). We make no representation or warranty as to the accuracy or completeness of such information. The Russell 2000® Index was developed by Frank Russell and is calculated, maintained and published by Frank Russell. Frank Russell has no obligation to continue to publish, and may discontinue the publication of the Russell 2000® Index.

     The Russell 2000® Index is an index calculated, published and disseminated by Frank Russell, and measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index (the “Russell 2000 Component Stocks”). All stocks included in the Russell 2000® Index are traded on the NYSE, the AMEX, The NASDAQ Stock Market or in the over-the-counter stock market, and are the middle 2,000 of the securities that form the Russell 3000E™ Index. The Russell 3000E™ Index is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

     The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

Selection of Stocks Underlying the Russell 2000® Index

     The Russell 2000® Index is a sub-group of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on May 31st of a given year and Frank Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S.-incorporated companies are eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index. Companies incorporated in these regions are specifically considered eligible for the Russell 2000® Index only if the company meets one of the following criteria: (i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index.

     The following securities are specifically excluded from the Russell 2000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, over-the-counter traded securities, closed-end investment companies and limited partnerships. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization.

If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31st of each year to be eligible for inclusion in the Russell 2000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of May 31, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

     As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 2000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares – corporate cross-ownership occurs when shares of a company in the Russell 2000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 2000® Index, partnerships, insurance companies not in the Russell 2000® Index, mutual funds, banks not in the Russell 2000® Index or venture capital funds;

  Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

  Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000® Index.

Corporate Actions Affecting the Russell 2000® Index

     The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not a Russell 2000® Index adjustment is required.

  “No Replacement” Rule – Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions – When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if the corporate action is considered to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if the corporate action is considered to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index.

  Merger and Acquisition – When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 2000® Index occur. In the event a merger or acquisition occurs between members of the Russell 2000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 2000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger – If the acquiring company is a private, non-publicly traded company or OTC company, Frank Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

    Standard Action – The acquired company is deleted after the action is final.

  De-listed Stocks – When stocks from the Russell 2000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation – For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations, deleted entities will be removed either after the close of the current day using the last traded price, if the re-incorporation achieves final status prior to 2:00 p.m. Eastern Standard Time, or after the close of the following day at the last traded price, if the re-incorporation achieves final status after 2:00 p.m. Eastern Standard Time.

Updates to Share Capital Affecting the Russell 2000® Index

     Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000® Index

     Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

Disclaimers

     The notes are not sponsored, endorsed, sold, or promoted by Frank Russell or any successor thereto or index owner and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Frank Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 2000® Index which is determined, composed and calculated by Frank Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of Frank Russell Company and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of entering into this transaction.

     FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P®/ASX 200 INDEX

     We have derived all information contained in this product supplement regarding the S&P®/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Standard & Poor’s, a division of the McGraw Hill Companies, Inc (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P®/ASX 200 Index was developed by S&P in partnership with the Australian Stock Exchange (“ASX”) and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P®/ASX 200 Index.

     The S&P®/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

Index Composition and Maintenance

     The S&P®/ASX 200 Index is a free-float adjusted market capitalization index that measures the performance of the 200 largest index-eligible stocks listed on the ASX by free float adjusted market capitalizations. The S&P®/ASX 200 Index consists of the securities included in the S&P®/ASX 100 Index plus an additional 100 securities. The S&P®/ASX 100 Index represents the large cap and mid cap universe of the Australia equity market. As of December 31, 2007, the S&P®/ASX 200 Index represented approximately 78% of the Australian equity market capitalization.

     The component securities of the S&P®/ASX 200 Index are drawn from the universe of ordinary and preferred equity stocks listed on the ASX. Both Australian domiciled and foreign domiciled companies are eligible for inclusion. All common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P®/ASX 200 Index. Hybrid stocks such as convertible stock, bonds, warrants, and preferred stock that provide a guaranteed fixed return are not eligible. Listed Investment Companies (LICs) that invest in a portfolio of securities are not eligible for index inclusion. Companies that are currently under consideration for merger or acquisition are not eligible for inclusion.

     The S&P®/ASX 200 Index only include securities that are considered to be institutionally investable, and market capitalization is a key criterion for stock selection. Stocks are included if they are large enough to meet the minimum ranking requirements for the representative indices within the Australian market. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The stock price history (last six months), latest available shares on issue and the Investable Weight Factor (“IWF”) are the relevant variables for the calculation. The IWF represents the float-adjusted portion of a stock’s equity capital. Therefore any strategic holdings that are classified as either corporate, private or government holdings reduce the IWF which, in turn, results in a reduction in the float-adjusted market capital. Shares owned by founders, directors of the company, trusts, venture capitalists and other companies are also excluded. These are also deemed strategic holders, and are considered long-term holders of a stock’s equity. Any strategic shareholdings that are greater than 5% of total issued shares are excluded from the relevant float. A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P®/ASX 200 Index.

     Only stocks that are regularly traded are eligible for inclusion in the S&P®/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Relative Liquidity	=	Stock Median Liquidity Market Liquidity

     where “Stock Median Liquidity” is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months and “Market Liquidity” is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries Index.

     Rebalancing of the S&P®/ASX 200 Index occurs on a regular basis. Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility. Shares and Investable Weight Factors (IWFs) updates are also applied regularly. The S&P®/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect on the third Friday of March, June, September and December. Each index constituent’s float adjustment is reviewed as part of the March quarterly review.

     Eligible stocks are considered for index inclusion based on their rank relative to the stated quota of securities for the S&P®/ASX 200 Index (which is 200). In order to limit the level of index turnover, eligible securities will only be considered for index inclusion once another stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy buffer requirements in terms of the rank of the stock relative to the S&P®/ASX 200 Index. The buffers are established to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

     Maintaining the S&P®/ASX 200 Index includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to restructurings or spin-offs. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P®/ASX 200 Index. Other corporate actions, such as share issuances, change the market value of the S&P®/ASX 200 Index and require an index divisor adjustment to prevent the value of the S&P®/ASX 200 Index from changing. Adjusting the index divisor for a change in market value leaves the value of the S&P®/ASX 200 Index unaffected by the corporate action. This helps keep the value of the S&P®/ASX 200 Index accurate as a barometer of stock market performance, and ensures that the movement of the S&P®/ASX 200 Index does not reflect the corporate actions of the companies in it. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P®/ASX 200 Index.

     The S&P®/ASX 200 Index is maintained by the S&P/ASX Index Committee, consisting of three S&P economists and index analysts and two ASX representatives.

Index Calculation

     The S&P®/ASX 200 Index is calculated using a base-weighted aggregate methodology, such that the level of the S&P®/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time. On any given day, the index value is the quotient of the total available market capitalization of the S&P®/ASX 200 Index’s constituents and its divisor. Continuity in index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date. This includes additions and deletions to the S&P®/ASX 200 Index, rights issues, share buybacks and issuances, spin-offs, and adjustments in availability.

     The S&P®/ASX 200 Index has a base value of 3,000. Calculation for the S&P® /ASX 200 Index is based on stock prices taken from ASX and the index values are updated every 30 seconds as constituent prices change throughout the day. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P®/ASX 200 Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P®/ASX 200 Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P®/ASX 200 Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P” AND “S&P®/ASX 200” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND “ASX” IS A TRADEMARK OF ASX OPERATIONS PTY LIMITED AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE S&P 500® INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

     The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80. ) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Divisor Adjustment Required
Type of Corporate Action
Adjustment Factor

Stock Split	Shares Outstanding	No
(e.g., 2-for-1)	multiplied by 2; Stock Price
divided by 2

Share Issuance	Shares Outstanding plus	Yes
(i.e., change ≥5%)	newly issued Shares

Share Repurchase	Shares Outstanding minus	Yes
(i.e., change ≥5%)	Repurchased Shares

Special Cash	Share Price minus Special	Yes
Dividends	Dividend

Company Change	Add new company Market	Yes
Value minus old company
Market Value

Rights Offering	Price of parent	Yes
company minus:

Price of Rights

Rights Ratio

Spin-offs (if spun-off	Price of parent	Yes
company is not added	company minus:
to the S&P 500®
Index)
Price of Spin-off Co.

Share Exchange Ratio

Spin-offs (if spun-off	Add new company Market	Yes
company is added to	Value minus old company
the S&P 500® Index	Market Value
and another company
is removed from the
S&P 500® Index)

Spin-offs (if spun-off	Add new company Market	No
company is added to	Value
the S&P 500® Index
and no company is
removed from the
S&P 500® Index)

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

     A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P” AND “S&P 500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE S&P 500® FINANCIALS INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Financials Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Financials Index and the S&P 500® Index were developed by S&P and are calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Financials Index.

The S&P 500® Financials Index

     The S&P 500® Financials Index is a capitalization-weighted index that represents the financial sector of the companies the equity securities of which are included in the S&P 500® Index. The S&P 500® Financials Index is intended to provide an indication of the pattern of the movements of the equity securities of companies that are components of the S&P 500® Index and are involved in the development or production of financial products. As of March 6, 2008, the S&P 500® Financials Index is composed of the equity securities of 92 companies that are included in the S&P 500® Index. The companies the equity securities of which are included in the S&P 500® Financials Index are selected on the basis of the Global Industry Classification Standard, or the GICS®, a global standard developed jointly by the S&P and MSCI Inc. to categorize companies by their business. The companies the equity securities of which are included in the S&P 500® Financials Index represent the following sub-sectors of the U.S. financial services sector: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. The S&P 500® Financials Index is reported by Bloomberg L.P. under the ticker symbol “S5FINL.”

The S&P 500® Index

     For additional information about the S&P 500® Index, see “The S&P 500® Index.”

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Financials Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Financials Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Financials Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P,” “S&P 500” AND “S&P 500 FINANCIALS” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE SWISS MARKET INDEX®

     We have derived all information contained in this product supplement regarding the Swiss Market Index® (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, SWX Swiss Exchange. We make no representation or warranty as to the accuracy or completeness of such information. The Swiss Market Index SMI® is calculated, maintained and published by the SWX Swiss Exchange. The SWX Swiss Exchange has no obligation to continue to publish, and may discontinue publication of, the SMI® .

     The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

SMI® Composition and Maintenance

     The SMI® is a free-float adjusted market capitalization index that contains approximately 85% of the entire free float market capitalization of the Swiss equity market. The SMI® is made up 20 largest and most liquid stocks from the Swiss Performance Index® (“SPI®”). The SPI® is a free-float adjusted market capitalization index that measures the performance of SWX Swiss Exchange-traded equity securities of companies domiciled in Switzerland or Liechtenstein. As of April 24, 2008, the SMI® was composed of 20 stocks. As a price index, the SMI® is not adjusted for dividends.

     The stocks eligible for inclusion in the SMI® are stocks included the SPI®, all of which must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is removed from the SPI®. Stocks which are not included in the SPI® on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months. Eligible stocks are then ranked annually based on their weighted market share (average free-float capitalization x 50% + turnover rate x 50%) for the period from July 1 through June 30 of the next year. A stock is admitted to the SMI® if it ranks 18 or better in the annual ranking. A stock ranked 19 or 20 in the annual ranking is admitted only if a stock then included in the SMI® is to be deleted due to the exclusion criteria described below and no stock that either meets the admission criteria directly (position 18 or higher) or is rated higher has moved up in its place. A stock is excluded from the SMI® if it ranks 23 or lower in the annual rankings. A stock ranked 21 or 22 in the annual ranking is excluded only if a stock then included in the SMI® is to be deleted due to the exclusion criteria described below and no stock that either meets the exclusion criteria directly (position 23 or lower) or is rated lower has been excluded in its place. Composition changes to the SMI® are made annually on the third Friday of each September.

     The SMI® was introduced on June 30, 1988 at a baseline value of 1,500. The SMI® is calculated in real time and is recalculated every time a new transaction involving a stock in the Swiss Market Index SMI® occurs.

Calculation of the Swiss Market Index SMI®

     The SMI® is calculated according to the “Laspeyres formula” using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the free-float adjusted market capitalizations of the securities contained in the SMI® by the divisor. The free-float adjusted market capitalization of a security is equal to the product of the closing price, market capitalization and free float factor for such security. The free-float factor is a number that is intended to exclude any securityholding of more than 5% by the same securityholder from the market capitalization of a security used to calculate the SMI®. The divisor is a number that is adjusted to maintain the continuity of the SMI® values despite changes due to corporate actions. The divisor is reviewed semiannually for adjustments on the third Friday of each March and September. The divisor may be adjusted more frequently in certain circumstances.

SWX Swiss Exchange

     The SWX Swiss Exchange, the sponsor of the SMI®, organizes, operates and regulates key aspects of Switzerland’s capital market. The SWX Swiss Stock Exchange is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading), which stipulates the concept of self-regulation and compliance with international standards. The SWX Swiss Exchange is supervised by the Swiss Federal Banking Commission.

     The SWX Swiss Exchange is denominated in Swiss francs. The shares traded on SWX are mainly held in the Swiss-based accounts of domestic and international investors.

     In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SWX Swiss Exchange may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SWX Swiss Exchange may engage in trading interventions which it considers necessary, in particular by delaying the opening of trading in a security, interrupting or suspending continuous trading in a security, or delisting a security. The SWX Swiss Exchange informs participants if any measures are taken.

License Agreement with SWX Swiss Exchange

     The use of and reference to the SMI® in connection with the notes has been consented to by the SWX Swiss Exchange. All rights to the SMI® are owned by the SWX Swiss Exchange, the publisher of the SMI®. JPMorgan Chase & Co., the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the SMI®. In addition, the SWX Swiss Exchange has no relationship to JPMorgan Chase & Co. or the notes.

     These notes are not in any way sponsored, endorsed, sold or promoted by SWX Swiss Exchange and SWX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® and/or the figure at which the SMI® stands at any particular time on any particular day or otherwise. However, SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI® and SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein. The Swiss Market Index® and SMI® are registered trade marks of SWX Swiss Exchange which are used under license.

     The SWX Swiss Exchange is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the notes payable at maturity. The SWX Swiss Exchange has no obligation or liability in connection with the administration, marketing or trading of the notes.

     The SMI® is compiled and calculated by the SWX Swiss Exchange. However, the SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI® and the SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

     The SWX Swiss Exchange is under no obligation to continue the calculation and dissemination of the SMI®. The SWX Swiss Exchange determines, composes and calculates the SMI® without regard to the notes. The SWX Swiss Exchange has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the SMI®.

THE JPMORGAN GBI GLOBAL BOND TOTAL RETURN INDEX

     The JPMorgan Government Bond Indices (“GBI”) are composed of the regularly-traded, fixed-rate, domestic government bonds of countries with liquid government debt markets. GBI are constructed according to a specific country, liquidity and/or maturity sector criteria to accommodate specific objectives and constraints of individual portfolio managers. The JPMorgan GBI Global Bond Total Return Index (the “GBI Total Return Index”) was launched in 1989. The Reference Portfolios will be calculated using the value of the GBI Total Return Index Hedged into U.S. dollars, rather than the value of the GBI Total Return Index itself.

     The following is a summary of the features of the GBI Total Return Index:

Market Coverage

Countries:	Government bond issues from 13 local markets.
Instruments Excluded:	Floating rate notes, perpetuals, bonds targeted at the domestic market for tax purposes, bonds with callable, puttable or convertible features.
Liquidity:	Benchmark, actively traded and regularly traded bonds. Excludes less active and illiquid bonds.
Maturity:	Minimum remaining maturity of 1 year.

Indices

By Type:	Total Return.
By Liquidity:	Benchmark, Active, Traded.
Maturity Sectors:	1-3, 3-5, 5-7, 7-10 and 10+ years.
Hedged:	Based on one month rolling forward contracts.

Statistics

Yield, duration, convexity, remaining maturity, average coupon.

Calculation Characteristics

Pricing:	Local market closing mid prices.
FX rates:	4:00 p.m. London Time.
Rebalancing:	Amounts outstanding updated at the beginning of the month only.
Reinvestment:	Daily, fully invested index. Coupons reinvested.
Security Weighting:	Individual securities weighted by current market capitalization.

Composition and Organization of GBI Total Return Index

     The GBI Total Return Index is composed of issues from 13 international bond markets actively traded by institutional investors. The constituent sovereign issuers were chosen based on their relatively liquid government debt markets with relative stability, active trading and scale. The calculation of the value of the GBI Total Return Index is intended to reflect actual changes in the value of a portfolio consisting of the same securities.

     In each market selected, the instruments included in the GBI Total Return Index must have fixed coupons, must be tradable and redeemable for cash and should not appeal exclusively to domestic investors for local tax or regulatory reasons.

     Organization by Country

     GBI are organized by country. The GBI Total Return Index consists of 13 countries and has a base date of December 31, 1987. The composition of the GBI Total Return Index has been unchanged over time; however, the composition may change and we do not make any representation regarding changes to the GBI Total Return Index in the future. The following are the countries and respective weightings as of June 2, 2008:

Australia	0.38%
Belgium	2.83%
Canada	1.99%
Denmark	0.73%
France	8.98%
Germany	10.20%
Italy	9.77%
Japan	30.86%
Netherlands	2.33%
Spain	3.43%
Sweden	0.66%
United Kingdom	6.13%
United States	21.73%

     Organization by Liquidity Sector

     The GBI are comprised only of liquid instruments, for which JPMSI has established and enforces liquidity criteria in the selection of referenced instruments. A certain issue of bonds may be illiquid even if it would otherwise meet the following liquidity criteria, for a variety of reasons, including that governments may restrict portions of a bond issue from trading publicly. The main liquidity criteria focus on ensuring that bonds are both investable and replicable. First, bonds must trade with enough frequency to prevent stale price quotations. Second, a two-way market must exist. Finally, investors should be able to replicate the index without incurring excessive transaction costs. The amount outstanding of a bond has no influence on the inclusion criteria, but generally for a market to exist the issue must be of a certain size, although this will vary from market to market.

     On a monthly basis, JPMSI local market representatives review the bond composition lists and assign each bond a liquidity according to the following criteria:

  Benchmark issues are the most liquid issues, recognized as market indicators. They are usually recent sizable new issues or reopened issues.

  Active is the next level of liquidity, including all benchmark issues plus other issues with significant daily turnover usually including previous benchmark issues.

  Traded is the broadest level of liquidity, including all Benchmark and Active issues plus any other issues that meet the liquidity criteria discussed above.

JPMSI regularly monitors the liquidity criteria of a bond. If the liquidity of a bond changes, it will be reflected in the next rebalancing.

     Organization by Maturity Sector

     GBI can be broken down into maturity sectors. Standard sectors of 1-3, 3-5, 5-7, 7-10 and 10+ years are the most commonly used. GBI includes only bonds with a remaining maturity of greater than 12 months. Each bond is assigned to one or more sectors based on the bond’s remaining maturity at the start of the month. For example, a specific bond can be part of the 1-3 sector and the 1-5 sector. The composition of each maturity sector will remain unchanged until the next index rebalancing. As bonds mature, they will migrate from sector to sector, e.g. a 10 year bond will start in the 7-10 sector, and over time, will move to the 5-7 and then to the 3-5. At the rebalance date, bonds must have at least 12 months remaining for the whole of the following month to be included in the GBI.

Calculations

     All calculations are done according to local market convention, using parameters relevant to each specific bond. GBI return calculations reflect the actual changes in the value of a portfolio consisting of the same securities. GBI are available on a next day basis. Each issue’s price, which includes accrued interest, is a mid rate and is taken at close of business in the local JPMorgan office for all markets except Australia, Denmark, Ireland, New Zealand, Portugal and Sweden where a third party source is used. All spot and forward rates are supplied by the WMCompany at 4:00 p.m. London time. Accrued interest is calculated according to the country-specific market conventions on a settlement day basis.

     GBI measures the changing value of an index portfolio by weighting the total return of each constituent bond by the market value on the previous day. Bond specific information is aggregated to the portfolio level using weights based on current daily market capitalization. To calculate bond weights in portfolios consisting of bonds of more than one currency, market capitalization must be converted to a common currency. Each weight is equal to the amount outstanding at the beginning of each month multiplied by the security’s net price plus accrued interest (gross price).

     In addition to monitoring returns, GBI uses a variety of statistics to compare fixed income instruments, including yield to maturity (an estimate of the annualized total return that an investor will receive if a bond is held until maturity), duration and convexity (each a measure of a bond’s price sensitivity to small changes in interest rates). Like returns, each of these statistics is weighted based on current daily market capitalization. Individual bond statistics are calculated according to market convention.

     GBI indices are rebalanced monthly at the close of business on the first business day of the month. No changes are made to the composition of the GBI indices mid-month. As part of rebalancing, each bond is assigned to a maturity sector based upon its maturity as compared to the rebalance date. The maturity sector designations also remain fixed for the entire month until the next rebalancing. As bonds age, they migrate from sector to sector at rebalancing.

     Local market representatives monitor market activity and monthly specify appropriate changes to the GBI composition, which take effect on the next rebalance date. Changes to bond composition reflect auctions of new issues and re-openings and buybacks of existing issues. In addition, local market representatives monitor trading activity and make changes to the liquidity designations of specific bonds. For example, if it observes that a bond is no longer the current benchmark, it will update that bond’s liquidity from benchmark to active.

     Daily bond price quotes include both clean prices, which are quoted in the market, and accrued interest. The daily return on a bond measures the change in price between two days. Total return is based on changes in both the clean price and accrued interest. Daily returns are always calculated between consistent portfolios.

     A new index value is determined by a return to the old index value:

New Index = Old Index (1 + return)

     To calculate the total return on a GBI index, at initialization an index is given a base value of 100; and daily returns are then applied:

Indext = Indext x Total Returnt + Indext-1

     GBI returns may be calculated on the basis of total return (which takes into account both interest and principal), principal return only or interest return only. Accrued interest is calculated according to market convention, on a settlement day basis. To mirror the activity of international investors, index returns are either calculated in local currency or may be calculated in a variety of foreign currencies on either an unhedged or a hedged basis.

     GBI coupons are always fully reinvested. All coupons received are immediately invested back into the local market until the next index rebalancing. JPMorgan captures this reinvestment in its calculations by adding the coupon value into return calculations on the coupon date. The exact calculation for the reinvestment of coupons will vary depending on the rules applicable in the country issuing the bond.

For the purpose of calculating the value of the Multi-Asset Portfolio, the value used for determining the Global Bond Index Closing Level is the value of the GBI Total Return Index Hedged into U.S. dollars, which can be found at Bloomberg ticker “JHDCGBIG”, or, if the GBI Total Return Index Hedged into U.S. dollars is no longer available at such Bloomberg ticker, the GBI Total Return Index Hedged into U.S. dollars can be obtained by contacting JPMSI at structured_investments_na@jpmorgan.com or at 1-800-576-3529. The GBI Total Return Index is hedged on a daily basis. Rebalancing of the GBI Total Return Index Hedged into U.S. dollars occurs on the first business day of every month, at which time a forward rate is purchased and such forward rate is then marked to market each day throughout the month until the next rebalancing occurs.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P.Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Portfolio Starting Level, the Portfolio Ending Level, the Multi-Asset Portfolio Return, the Index Starting Level of each Asset Class, the Index closing level on each Initial Averaging Date, if applicable, and each Portfolio Valuation Date, the Index Ending Level of each Asset Class, the Asset Class Return of each Asset Class on each Portfolio Valuation Date and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of any Asset Class and whether there has been a material change in the method of calculating any Asset Class. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Portfolio Starting Level, the Portfolio Ending Level, the Multi-Asset Portfolio Return, or any Portfolio Ending Level, Index Starting Level of each Asset Class, Index Ending Level of each Asset Class, Index closing level of each Asset Class or Asset Class Return of each Asset Class will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $10 principal amount note at maturity will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to ..7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Market Disruption Events with respect to the Commodity Index

     Certain events may prevent the calculation agent from calculating (a) the Index Closing Level of a Commodity Index on any Initial Averaging Date, if applicable, or any Portfolio Valuation Date or (b) the Portfolio Ending Level on any Portfolio Valuation Date, and consequently, the Multi-Asset Portfolio Return or the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. In addition, certain events may prevent us or our affiliates from hedging our obligations under the notes including, but not limited to, changes in laws or regulations applicable to the commodity futures contracts underlying a Commodity Index. In the case of such an event we have the right, but not the obligation, to accelerate payments on the notes as described below under “—Consequences of a Hedging Disruption Event.” We refer to each of the events described in the following paragraph individually as a “market disruption event.”

     With respect to the Commodity Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Commodity Index (or the relevant successor index); or

  the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

  the Commodity Index (or the relevant successor index) is not published; or

  the settlement price is not published for any individual reference contract, in each case as determined by the calculation agent in its sole discretion; or

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes; or

  our or any of our affiliates’ inability, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset the calculation agent deems necessary to hedge our obligations under the notes, or to realize, recover or remit the proceeds of any such transaction or asset (in each case a “hedging disruption event”). Please see the risk factor entitled “The commodity futures contracts underlying a Commodity Index are subject to legal and regulatory regimes that may change in ways that could negatively affect the level of such Commodity Index and/or could lead to the early acceleration of your notes.” on page PS-16 for more information.

     The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; or

  a decision to permanently discontinue trading in the option or futures contracts relating to the Commodity Index (or the relevant successor index) or any Index Commodity.

     “Relevant Exchange” means, with respect to the Commodity Index or any relevant successor index, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in the Commodity Index or such successor index, as applicable.

     Market Disruption Events with respect to the Equity Indices

     Certain events may prevent the calculation agent from calculating the Index closing level of an Equity Index on any Initial Averaging Date, if applicable, or any Portfolio Valuation Date, the Portfolio Ending Level on any Portfolio Valuation Date, and consequently, the Multi-Asset Portfolio Return, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to each Equity Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such Equity Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such Equity Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such Equity Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For the purpose of determining whether a market disruption event with respect to an Equity Index (or the relevant successor index) exists at any time, if trading in a security included in such Equity Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Equity Index (or the relevant successor index) will be based on a comparison of:

  the portion of the level of such Equity Index (or the relevant successor index) attributable to that security relative to the overall level of such Equity Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

     For purposes of determining whether a market disruption event with respect to an Equity Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such Equity Index (or the relevant successor index);

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on such Equity Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Equity Index (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such Equity Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to each Equity Index or the relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in such Equity Index or such successor index, as applicable.

     Market Disruption Events with respect to the Global Bond Index

     Certain events may prevent the Calculation Agent from calculating the level of the Global Bond Index on any Portfolio Valuation Date and consequently the Global Bond Index Return and the amount that the Global Bond Index will contribute to the Multi-Asset Portfolio. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

     With respect to the Global Bond Index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the termination or suspension of, or material limitation or disruption in the trading of any government bonds included in the Global Bond Index; or

  the Global Bond Index is not published; or

  the method of calculating the Global Bond Index, or the level thereof, is changed in a material respect, or if the Global Bond Index is in any other way modified so that the Global Bond Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Global Bond Index had such changes or modifications not been made; and

  a determination by the Calculation Agent in its sole discretion that the event described above materially interfered with its ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

Consequences of a Hedging Disruption Event

        In the event that a hedging disruption event occurs with respect to the Commodity Index, we will have the right, but not the obligation, to accelerate the payment of the notes by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such hedging disruption event occurred. The amount due and payable per $1,000 principal amount note upon such early acceleration, which will be no less than $10 for each $10 principal amount note, will be determined on the date on which we deliver notice of such acceleration by the calculation agent in good faith in a commercially reasonable manner and will be payable on the fifth business day following the day on which the hedging disruption event occurred. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a hedging disruption event.

Discontinuation of a Commodity Index; Alteration of Method of Calculation

     If the Commodity Index Sponsor of the Commodity Index discontinues publication of the Commodity Index and the Commodity Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Commodity Index (such index being referred to herein as a “Commodity successor index”), then the closing level for the Commodity Index on any relevant Initial Averaging Date, if applicable, Portfolio Valuation Date or other relevant date on which the Index closing level for such Commodity Index is to be determined will be determined by reference to the level of such Commodity successor index at the close of trading on the relevant exchange or market for the Commodity successor index on such day.

     Upon any selection by the Calculation Agent of an Commodity successor index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Commodity Index Sponsor discontinues publication of a Commodity Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Portfolio Valuation Date or any other relevant date on which the Index closing level for such Commodity Index is to be determined, and the Calculation Agent determines, in its sole discretion, that no Commodity successor index is available at such time, or the Calculation Agent has previously selected a Commodity successor index and publication of such Commodity successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, if applicable, Portfolio Valuation Date or any other relevant date, then the Calculation Agent will determine the closing level for the Commodity Index for such date. The closing level for the Commodity Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Commodity Index last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the Commodity Index or Commodity successor index, if applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Commodity Index, or Commodity successor index, as applicable on the relevant exchange may adversely affect the value of the notes.

     If at any time the method of calculating the Commodity Index or an Commodity successor index, or the level thereof, is changed in a material respect, or if the Commodity Index or a Commodity successor index is in any other way modified so that the Commodity Index or such Commodity successor index does not, in the opinion of the Calculation Agent, fairly represent the level of the Commodity Index or such Commodity successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the closing level for the Commodity Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a commodity index comparable to the Commodity Index or such Commodity successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the closing level for the Commodity Index with reference to the Commodity Index or such Commodity successor index, as adjusted. Accordingly, if the method of calculating the Commodity Index or an Commodity successor index is modified so that the level of the Commodity Index or such Commodity successor index is a fraction of what it would have been if there had been no such modification, then the Calculation Agent will adjust its calculation of the Commodity Index or such Commodity successor index in order to arrive at a level of the Commodity Index or such Commodity successor index as if there had been no such modification.

Discontinuation of an Equity Index; Alteration of Method of Calculation

     If the Equity Index Sponsor of an Equity Index discontinues publication of such Equity Index and the Equity Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Equity Index (such index being referred to herein as a “successor index”), then the Index closing level for such Equity Index on any relevant Initial Averaging Date, if applicable, Portfolio Valuation Date or other relevant date on which the Index closing level for such Equity Index is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for the successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Equity Index Sponsor of an Equity Index discontinues publication of such Equity Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Portfolio Valuation Date or any other relevant date on which the Index closing level for such Equity Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at such time or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Portfolio Valuation Date or other relevant date, then the calculation agent will determine the Index closing level for such Equity Index for such date. The Index closing level for such Equity Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Equity Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such Equity Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of such Equity Index or successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating such Equity Index or a successor index, or the level thereof, is changed in a material respect, or if such Equity Index or such successor index is in any other way modified so that such Equity Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of such Equity Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index closing level for such Equity Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to such Equity Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level for such Equity Index with reference to such Equity Index or such successor index, as adjusted. Accordingly, if the method of calculating such Equity Index or a successor index is modified so that the level of such Equity Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Equity Index), then the calculation agent will adjust its calculation of such Equity Index or such successor index in order to arrive at a level of such Equity Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of the Global Bond Index; Alteration of Method of Calculation

     In the event that the Global Bond Index (i) is not calculated and published by JPMSI but is calculated and published by any other entity or (ii) is replaced by a Bond successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Global Bond Index (such index being referred to herein as a “Bond successor index”) or (iii) is discontinued or otherwise ceases to exist, but the Calculation Agent considers there to be in existence at such time a Bond successor index which, if substituted for the Global Bond Index, would materially preserve the economic equivalent in the Multi-Asset Portfolio of the Global Bond Index immediately prior to such substitution, then the Global Bond Index will be deemed to be the index so calculated and published by such other entity or the Bond successor index, as the case may be, and any Global Bond Index Closing Level will be determined by reference to the level of such other index or such Bond successor index at the close of trading on the relevant Portfolio Valuation Date or other relevant date as set forth in the relevant terms supplement.

     The Calculation Agent will cause written notice of a disruption event and any change in the entity calculating and publishing the index or in the index to be promptly furnished to us and to the holders of the notes.

     If the Global Bond Index is discontinued or ceases to exist prior to, and such discontinuation and cessation is continuing on, any Portfolio Valuation Date(s) or other relevant date as set forth in the relevant terms supplement, and the Calculation Agent determines, in its sole discretion, that no Bond successor index is available at such time, then the Calculation Agent will determine the Global Bond Index Closing Level for such date. The Global Bond Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Global Bond Index last in effect prior to such discontinuation or cessation, using the closing price (or, if trading in the relevant government bonds has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each government bond most recently constituting the Global Bond Index. Notwithstanding these alternative arrangements, discontinuation of the publication of the Global Bond Index on the relevant exchange may adversely affect the value of the notes.

     If at any time the method of calculating the Global Bond Index or a Bond successor index, or the level thereof, is changed in a material respect, or if Global Bond Index or a Bond successor index is in any other way modified so that the Global Bond Index or such Bond successor index does not, in the opinion of the Calculation Agent, fairly represent the level of the Global Bond Index or such Bond successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the Portfolio Valuation Date(s), make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a government bond index comparable to the Global Bond Index or such Bond successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Global Bond Index Closing Level with reference to the Global Bond Index or such Bond successor index, as adjusted. Accordingly, if the method of calculating the Global Bond Index or a Bond successor index is modified so that the level of Global Bond Index or such Bond successor index is a fraction of what it would have been if there had been no such modification, then the Calculation Agent will adjust its calculation of the Global Bond Index or such Bond successor index in order to arrive at a level of the Global Bond Index or such Bond successor index as if there had been no such modification, and from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Global Bond Index Closing Level is to be determined, make such calculations and adjustments.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Payment at Maturity Calculation in Case of an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $10 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity calculated per $10 principal amount note as described under the caption “Description of Notes—Payment at Maturity,” as if the date of acceleration were the Final Valuation Date. If the notes have more than one Ending Averaging Date, then for each Ending Averaging Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Ending Averaging Dates in excess of one) will be the corresponding Ending Averaging Dates, unless otherwise specified in the relevant terms supplement. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of an event of default.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

     The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  an insurance company;

  a “regulated investment company” as defined in Section 851 of the Code;

  a “real estate investment trust” as defined in Section 856 of the Code;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

  a dealer in securities;

  a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes

     As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

   Tax Treatment of the Notes

     We expect to seek an opinion from Sidley Austin LLP, our special tax counsel, regarding the treatment of the notes as debt for U.S. federal income tax purposes. The relevant terms supplement will describe Sidley Austin LLP’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Sidley Austin LLP has provided us an opinion that the notes will be treated as debt for U.S. federal income tax purposes.

     We will not attempt to ascertain whether any of the issuers of the component stocks of the equity indices included in the Global Equity Index Basket would be treated as “passive foreign investment companies” (“PFICs”), within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”), within the meaning of Section 897 of the Code (“FIRPTA”). If any of the issuers of the component stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC or another governmental authority by such issuers and consult your tax adviser regarding the possible consequences to you if any of the issuers of the component stocks are or become PFICs or USRPHCs.

Tax Consequences to U.S. Holders

     The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

  a citizen or resident of the United States;

  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of not More than One Year

     If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of these notes or similar instruments for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain.

   Tax Treatment Prior to Maturity

     Because the term of these notes is not more than one year, they will be treated as short-term debt instruments for U.S. federal income tax purposes. Cash-method holders will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the amount of interest that will be received with respect to the notes is uncertain, it is not clear how such accruals should be determined. If the amount of interest that will be received has become fixed (or the likelihood of interest not being a fixed amount has become “remote”) prior to the maturity date, it is likely that the amount of interest to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

   Sale, Exchange or Redemption of the Notes

     Upon a sale or exchange of a short-term note (including redemption of the notes at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted tax basis in the note. Your adjusted tax basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

     The amount of any resulting loss will be treated as a capital loss, and may be subject to special reporting requirements if the loss exceeds certain thresholds. In the case of gain resulting from redemption at maturity, the gain should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. If the amount of interest to be received at maturity has become fixed (or the likelihood of the amount not being a fixed amount has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on the sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary interest income) will be determined based on the fixed amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (including redemption at maturity) of a short-term note.

   Interest on Indebtedness Incurred to Purchase the Notes

     To the extent you have not previously included interest income on short-term notes, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the notes until the maturity of the notes or until you dispose of your notes in a taxable transaction. You should consult your tax adviser regarding the possibility of this deferral.

Notes with a Term of More than One Year

     Unless otherwise provided in the relevant terms supplement, if the term of the notes (including either the issue date or last possible date that the notes could be outstanding, but not both) is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, with the consequences described below. The notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

     We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

     Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for such notes, which we will file with the SEC.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

     For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

     The amount of interest (i.e., OID) accrued on a note for each accrual period is determined by multiplying the comparable yield of the note, adjusted for the length of the accrual period, by the note’s adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the Treasury Regulations applicable to contingent payment debt instruments. The amount of OID so determined is then allocated on a ratable basis to each day in the accrual period that you held the note.

     In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

  will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

  to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

     A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

     Upon a sale, exchange or retirement of a note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

     Special rules may apply if the contingent payment on the notes becomes fixed prior to its scheduled date of payment. For purposes of the preceding sentence, a payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, under these rules, you would be required to account for the difference between the originally projected payment at maturity and the fixed payment at maturity in a reasonable manner over the period to which the difference relates. In addition, you may be required to make adjustments to, among other things, your accrual periods and your adjusted basis in the notes. The character of any gain or loss on a sale or exchange of the notes could also be affected. You should consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

     The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

     Payments to you on the notes, and any gain realized on a sale or exchange of the notes (including at maturity), will be exempt from U.S. federal income tax (including withholding tax) provided generally, in the case of notes with a term of more than 183 days, that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, and these amounts are not effectively connected with your conduct of a U.S. trade or business.

     Notwithstanding the preceding paragraph, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS Form W-8BEN, you may be subject to backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person.

     If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on this income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the second preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

     If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

     Interest (including OID) accrued or paid on the notes and the proceeds received from a sale, exchange or other disposition (including at maturity) of notes will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

     Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent,” and collectively with JPMSI or UBS, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     To the extent the total aggregate principal amount of notes offered pursuant to a terms supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in that offering.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. UBS-1-II any related index supplement, or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. UBS-1-II any related index supplement, or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. UBS-1-II any related index supplement, and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement. the Settlement Date for the notes will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. UBS-1-II, nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. UBS-1-II nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. UBS-1-II, any related index supplement, accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number

73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. UBS-1-II and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.	Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.	Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.	Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4	Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.	Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

	(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

	(ii)	the size of the investor’s securities portfolio exceeds €500,000;

	(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

	(a)	expressly requested the AFM to be considered as a qualified investor; and

	(b)	been entered on the register of qualified investors maintained by the AFM;

6.	Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

	(a)	an average number of employees during the financial year of at least 250;

	(b)	total assets of at least €43,000,000; or

	(c)	an annual net turnover of at least €50,000,000.

7.	Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.	Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.	Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

	(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

	(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. UBS-1-II nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. UBS-1-II, any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. UBS-1-II, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

STRUCTURED PRODUCT CHARACTERIZATION

     To help investors identify appropriate investment products (“structured products”), structured products can be organized into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The notes are classified as a Protection Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

  Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.

  Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.

  Performance Strategies are structured to be strategic alternatives to index funds or exchange traded funds or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.

  Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

     ‘‘Partial protection’’, if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

     ‘‘Contingent protection’’, if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the underlying asset declines below the specified threshold at any time during the term of the Notes, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset.

     In order to benefit from any type of principal protection, investors must hold the security to maturity.

     Classification of structured products into categories is not intended to guarantee particular results or performance.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.